Exhibit 10.13

MUNICIPAL SOLID WASTE CONCESSION AGREEMENT, LAND LEASE AGREEMENT

 & SUPPLY OF TREATED SEWAGE/EFFLUENT AGREEMENT

Development, Construction, Operation and Maintenance of an Integrated Municipal Waste Processing,

Disposal and Electricity Generation Facility in Moroni, Autonomous Island of Grande Comore,

Union of the Comoros

GOUVERNORAT DE L’ÎLE AUTONOME DE LA GRANDE COMORE

BIOCRUDE TECHNOLOGIES, INC.

AGREEMENT REFERENCE:	BIOCRUDE/MCMUC/MSW-LLC/CA/2016/1

TRANSACTION CODE:	BCT/MCMUC/MORONI/COMORES/1

CONTRACT GENERATION:	01

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TABLE OF CONTENTS

1.	DEFINITIONS & INTERPRETATION	7
2.	THE PROJECT	14
3.	THE SITE	16
4.	COLLECTION OF MSW	18
5.	TRANSPORTATION OF MSW	19
6.	DELIVERY OF MSW	19
7.	SUPPLY OF RESIDUAL TREATED WATER & SEWAGE	22
8.	LANDFILL SITE	23
9.	EXPANSION OF PROJECT	24
10.	BILLING AND PAYMENT	24
11.	NO OTHER PAYMENTS	29
12.	ADDITIONAL OBLIGATIONS OF CORPORATION	29
13.	ADDITIONAL OBLIGATIONS OF FIRST PARTY	33
14.	TAXES ON PROJECT FACILITIES	34
15.	COVENANT OF NON-INTERFERENCE	35
16.	INSURANCE	35
17.	EVENTS OF DEFAULT AND TERMINATION	36
18.	STEP IN RIGHTS	40
19.	TRANSFER AND HANDBACK OF PROJECT FACILITIES	41
20.	LIMITATION OF LIABILITY	42
21.	GOVERNING LAW AND DISPUTE RESOLUTION (ARBITRATION)	42
22.	FORCE MAJEURE AND CHANGE IN LAW	43
23.	JURISDICTION	47
24.	NO WAIVER OF RIGHTS AND CLAIMS	47
25.	SCHEDULES AND ANNEXURES	47
26.	SUPERCESSION OF EARLIER AGREEMENTS	47
27.	NOTICES	47
28.	LEGAL CHARGES	48
29.	COUNTERPARTS	48
30.	ASSIGNMENT & CHARGES	49
31.	NO PARTNERSHIP	49
32.	SEVERABILITY	49
33.	REPRESENTATION AND WARRANTIES	50
34.	COMMERCIAL AGREEMENT	53
SCHEDULE I		56
SITE IDENTIFICATION, PLAN, MAPS AND PHOTOS OF SITE		56
SCHEDULE II		60
SPECIFICITIES AND ISSUES OF INTEREST CONCERNING THE SITE		60
SCHEDULE III		70
[DESCRIPTION OF THE SITE]		70
SCHEDULE IV		73
MSW SUPPLY AREA		73
DEFINITION OF “FIRST PARTY SUPPLY AREA”		73
SCHEDULE V		74

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LAND LICENSE AGREEMENT	74
SCHEDULE VI	86
TREATED SEWAGE/EFFLUENT SUPPLY AGREEMENT	86
SCHEDULE VII	100
TIPPING FEE ESCALATING INDEX	100
SCHEDULE VIII	101
APPLICABLE APPROVALS	101
SCHEDULE IX	102
REPRESENTATION AND WARRANTIES	102
SCHEDULE X:	103
SUBSTITUTION RIGHTS OF THE LENDERS	103
SCHEDULE XI	108
INTEGRATED MSW-ENERGY COMPLEX SCHEMATIC	108
SCHEDULE XII	109
DETAILED PROJECT REPORT ON THE IMPLEMENTATION OF A WASTE TO ENERGY COMPLEX IN MORONI, AUTONOMOUS ISLAND OF GRANDE COMORE	109

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MUNICIPAL SOLID WASTE (MSW) CONCESSION AGREEMENT

THIS AGREEMENT is made and effective the __th day of December, 2016.

AGREEMENT REFERENCE:	BIOCRUDE/MCMUC/MSW-LLC/CA/2016/1

TRANSACTION CODE:	BCT/MCMUC/MORONI/COMORES/1

CONTRACT GENERATION:	01

FIRST PARTY:	Gouvernorat de l’Île Autonome de la Grande Comore, a Statutory Body constituted under Comorian Law, (hereinafter referred to as “MCMUC”, which expression shall, unless repugnant to the context or meaning thereof, mean and include its successors and assigns) and having its office at Route de Moroni- Itsandra, Moroni, Autonomous Island of Grande Comore, Union of the Comoros, duly represented by the Governor, The Honourable Mr. HASSANI Hamadi, by virtue of resolution ad hoc;

Commissariat à l’Environnement, à l’Urbanisme, au Développement Durable et à l’Énergie, à l’Emploi, à l’Entreprenariat et à la Solidarité, a Statutory Body constituted under Comorian Law, (which expression shall, unless repugnant to the context or meaning thereof, mean and include its successors and assigns) and having its office at Route de Moroni- Itsandra, Moroni, Autonomous Island of Grande Comore, Union of the Comoros, duly represented by the Commissioner, Mr. Mohamed Abdou MLANAO, by virtue of resolution ad hoc;

Commissariat à la Sécurité intérieure, à la Fonction Publique, à l’Administration des Collectivités Territoriales Décentralisées, à la Réforme Administrative, chargé de l’Information, a Statutory Body constituted under Comorian Law, (which expression shall, unless repugnant to the context or meaning thereof, mean and include its successors and assigns) and having its office at Route de Moroni- Itsandra, Moroni, Autonomous Island of Grande Comore, Union of the Comoros, duly represented by the Commissioner, Ms. Maissara Adam MONDOHA, by virtue of resolution ad hoc;

Commissariat aux Finances, au Budget, à l’Economie, au Commerce Intérieur, à l’Industrie, au Plan, chargé de la promotion des Investissments, a Statutory Body constituted under Comorian Law, (which expression shall, unless repugnant to the context or meaning thereof, mean and include its successors and assigns) and having its office at Route de Moroni- Itsandra, Moroni, Autonomous Island of Grande Comore, Union of the Comoros, duly represented by the Commissioner, Mr. Said Ahamada YOUSSOUF, by virtue of resolution ad hoc;

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Ville de Moroni, a Statutory Body constituted under Comorian Law, (which expression shall, unless repugnant to the context or meaning thereof, mean and include its successors and assigns) and having its office at Route de Moroni- Itsandra, Moroni, Autonomous Island of Grande Comore, Union of the Comoros, duly represented by the Mayor, Mr. Moustapha Chamssoudine DADA, by virtue of resolution ad hoc;
AND
SECOND PARTY:	BIOCRUDE TECHNOLOGIES, INC, a Corporation duly organized under the laws of Canada (hereinafter called “Corporation”) having its principle office at 1255 Phillips Square, Suite 605, Montreal, Quebec, Canada H3B 3G5, herein duly represented by the Chairman and CEO, Mr. John MOUKAS, by virtue of corporate resolution ad hoc.

WHEREAS	The parties, following discussions, desire to enforce amendments discussed and reflected within these presences and agree to sign these concession agreements as amended. Following the signature of these presences, these amended concession agreements will replace agreements the concession agreements signed on the 11th of January 2016 and will become lawful and binding on the parties, present and future;

WHEREAS	First Party and Corporation are hereinafter referred to individually as the "Party" and collectively as the "Parties";

WHEREAS	First Party is responsible for, inter alia, making adequate provisions for the collection/ removal and disposal of filth, rubbish and other obnoxious or polluted matters. Government of Autonomous Island of Grande Comore has formulated Municipal Solid Waste (Management and Handling) Rules ("MSW Rules") that impose an obligation on First Party to adopt suitable process for disposal of municipal waste. In furtherance of its functions and pursuant to the MSW Rules First Party has demarcated land for establishing facilities to process, manage and dispose municipal solid waste;

WHEREAS	First Party, after obtaining necessary approval from required government agencies under MSW Rules has earmarked land admeasuring approximate twenty five (25) acres (as specifically provided under Schedule III hereto and referred to hereinafter as the "Site"), located at the site adjacent to the existing sewage treatment plant at municipality of Moroni, as the site for establishing an integrated processing and treatment facility for municipal solid waste generated from the areas within its jurisdiction (as defined under Article 2 and hereinafter referred to as the "Plant" or “Project”);

WHEREAS	First Party is desirous of augmenting its waste management capability and expand its waste processing, management and disposal capabilities;

WHEREAS	The First Party recognizes the Corporation as a Special Purpose Vehicle (SPV) company and will unconditionally grant the Corporation with a certificate of eligibility for same, whereby the Corporation is a Unique Waste Processing Company (hereinafter referred to as "Corporation"), for developing projects for processing and disposing municipal waste using the technologies of processing municipal waste and also to produce as by-products, inter alia, refuse derived fuel, fluff, organic manure, biogas, composting and use such products for generating electricity and producing fly ash for brick manufacture;

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WHEREAS	Corporation submitted a proposal (Schedule XII) to First Party for developing the Plant at the Site, utilizing suitable technology, on a design, build, operate and transfer basis (BOOT), to enable augmentation of the waste disposal capabilities of First Party;

WHEREAS	The proposal submitted by Corporation envisaged that Corporation would be selected, undertake the development, financing, construction, operation and maintenance of the Plant on a design, build, operate and transfer basis; This will be for Thirty (30) years and an option of renewal for an additional Thirty (30) years, as defined in the Definitions “Term”;

WHEREAS	First Party accepted the proposal submitted by Corporation and authorized Corporation and agreed to vest Corporation with the rights and obligations required to enable it to duly undertake the development, financing, construction, operation and maintenance of the Plant at the Site on a build, operate and transfer basis;

WHEREAS	First Party is now desirous of entering into an agreement with Corporation vesting it with the rights and obligations required to enable it to and duly undertake the development, financing, construction, operation and maintenance of the Plant at the Site on a design, build, operate and transfer basis (BOOT).

WHEREAS	A General Continuing Guaranty (“Sovereign Guarantees” by First Party) will be granted and added to this contract in order to secure the regularity of Tariff payments during the term of this contract.

NOW THEREFORE, THIS AGREEMENT WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES AS FOLLOWS:

1.	DEFINITIONS & INTERPRETATION

1.1.	Definitions

In this Agreement, unless repugnant to the context or inconsistent therewith, the following words, phrases and expressions shall bear the meaning hereinafter respectively assigned to them:

1.1.1.	"Access Road" means the motorable approach road (15 ft. wide) for access to the Site from public road and the intended route of which is indicated in green on the Site plan, annexed as Schedule I hereto.

1.1.2.	"Additional Cost" shall mean the additional capital expenditure and/or the additional operating costs or both as the case may be, which Corporation would be required to incur as a result of a Change in Law.

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1.1.3.	"Agreement" means this agreement between First Party and Corporation, including its schedules and annexures and includes any amendments made hereto in accordance with the provisions hereof.

1.1.4.	"Applicable Approvals" means all the authorizations, licenses, clearances, permits, no-objections, sanctions and consents as required by Applicable Laws, to be procured by either First Party or by Corporation in connection with the implementation of the Project.

1.1.5.	"Applicable Laws" means all the laws, acts, ordinances, rules, regulations, notifications, guidelines or bye-laws which have the force of law, in force and effect, as of the date hereof and which may be promulgated or brought into force and effect hereinafter, including judgments, decrees, injunctions; writs or orders of any court of record, as may be in force and effect during the subsistence of this Agreement and applicable to the Project.

1.1.6.	"Biomethanation" means a process that entails enzymatic decomposition of the organic matter by microbial action to produce methane rich biogas.

1.1.7.	"Biomethanation Plant" means the facility having the capacity to process up to two hundred and fifty (250) tons per day of Organic Waste that will be constructed, operated and maintained as part of the Plant, for undertaking the Biomethanation of Organic Waste.

1.1.8.	"C&D Debris" means solid waste resulting from construction, remodeling, repair, renovation or demolition of Structures or from land clearing activities or trenching or de-silting activities. "Structures" for the purposes of this definition means buildings of all types (both residential and non-residential), utilities, infrastructure facilities and any other type of man-made structure. C&D debris include, but are not limited to bricks, concrete rubble and other masonry materials, soil, rock, wood (including painted, treated and coated wood and wood products), land clearing debris, wall coverings, plaster, drywall, plumbing fixtures, roofing, waterproofing material and other roof coverings, asphalt pavement, glass, plastics, paper, gypsum boards, electrical wiring and components containing no hazardous materials, pipes, steel, aluminum and other non-hazardous metals used in construction of structures.

1.1.9.	“Commissioning Period" in relation to the Plant means the period of five (5) months from the date when the Mechanical Completion of each of the Project Facilities has been achieved.

1.1.10.	"Concession" means collectively all the rights granted by First Party to Corporation under this Agreement with respect to developing, implementing, constructing, operating and maintaining the Plant for the management, processing and disposal of the Municipal Waste generated from within the First Party Supply Area, subject to all the terms, conditions, covenants and obligations of this Agreement, more specifically mentioned in Article 2.

1.1.11.	"Daily MSW Deficiency Amount" shall have the meaning given to the phrase in clause 6.2 and guaranteed by First Party under the principal of “Put or Pay” for the minimum amount of guaranteed MSW (If the amount of committed minimum MSW is not delivered, or deficient, First Party guarantees payment of same, regardless of any circumstances, other than Force Majeure ).

1.1.12.	"Daily Weight Sheet" shall have the meaning given to the term in clause 6.3 (a) ii.

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1.1.13.	"Date of Commissioning" or "COD" means the date notified by Corporation as the date on which the Plant is ready to commence commercial operations after successfully completing the testing, which shall be a date no later than three months of the date of Mechanical Completion of the Plant.

1.1.14.	"Date of Mechanical Completion" means, in relation to the Plant, the date, not being later than twenty four (24) months from the commencement of construction, on which, the construction of the Plant is to be completed with all equipment and be ready for testing and commissioning.

1.1.15.	"Dead Remains" means the dead bodies, carcasses, bones or skeletal remains of animals, rodents and other living beings (other than plants).

1.1.16.	"Delivery Schedule" shall have the meaning given to the term in clause 5.2.

1.1.17.	"Development Costs" shall mean the aggregate of the amounts spent by Corporation in undertaking activities in relation to the implementation of the Project till the Date of Commissioning which amounts will include but not be limited to:

•	expenditure incurred in respect of filing applications for and obtaining and maintaining Applicable Approvals,

•	fees of all consultants, experts, accountants, lawyers, lenders and other independent persons hired in relation to the Project,

•	costs of maintaining offices of Corporation that are attributable to the Project,

•	any payments made to First Party or on behalf of First Party in relation to the Concession or the Project and

•	costs of any contractors appointed by Corporation in relation to the implementation of the Project

1.1.18.	"Encumbrances" means any encumbrance such as mortgage, charge, pledge, lien, hypothecation, security interest or other obligations and shall also include physical encumbrances, including utilities both under and above the ground and encroachments on the Site.

1.1.19.	"Effective Date" means the date on which the obligations of Corporation, under this Agreement, become binding and effective and all the conditions precedent specified in clause 2.9 are satisfied by Corporation.

1.1.20.	"Excluded Waste" means waste material of the nature that the Project Facilities are not designed or authorized to receive, manage, process and dispose that shall mean:

➢	Hazardous Waste,

➢	Bio-Medical Waste and

➢	Dead Remains

1.1.21.	"Financing Documents" or "Financing Agreements" means all-the agreements, taken together, that are entered into between Corporation and the lenders for providing the debt financing for the implementation of the Project and shall include the security documents creating the relevant security (such as mortgages or charges or liens) on the Plant or any part thereof, for securing the debt provided.

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1.1.22.	"Good Industry Practice" means the exercise of that degree of skill, diligence, prudence and foresight in compliance with the undertakings and obligations under this Agreement which would reasonably and ordinarily be expected of a skilled and an experienced person engaged in the implementation, operation and maintenance or supervision or monitoring thereof or any of them of facilities similar to the Facilities" to be constructed, operated and maintained pursuant to the Project.

1.1.23.	"Hazardous Waste" shall have the meaning as defined under the Hazardous Wastes (Management and Handling) Rules.

1.1.24.	"Inert Management Facility" means the Facility that will be constructed, operated and maintained as part of the Plant, for managing and processing the Residual Inert Matter in order to ensure that there is minimum requirement for Landfilling of the Residual Inert Matter.

1.1.25.	“Intervening party" means all entities of the First party which will intervene to the present contract, also called the Guarantor, to guarantee (“Sovereign Guarantees”) the monthly invoices, monthly provisional invoices corresponding to the purchase of electricity by the Buyer, all additional invoices for any reason as long as related to the terms of this contract, as well as “ALL” of the obligations of the First Party, in reference to these presences The guarantee in question is considered to be effective during all the duration of validity of the contract.

1.1.26.	"Landfill Site" means the existing or to be provided by the first party, landfill site for disposal of the inert fraction of the MSW located within the vicinity of the proposed MSW-Energy Complex (not surpassing 30 km) and any alternate or additional landfill site notified by First Party pursuant to Article 8 of this Agreement or Concession Agreement-First Party, as being available for disposal of MSW pursuant to this Agreement.

1.1.27.	"Landfllling" means the disposal of the Residual Inert Matter and Rejected Wastes at the Landfill Site in accordance with the terms of this Agreement.

1.1.28.	"Lenders” means, the Persons that provide the financing for the Projects pursuant to Financing Agreements.

1.1.29.	“Letter of Credit (LC)” or “Irrevocable Revolving Letter of Credit (RLC)”: shall have the meaning ascribed thereto in Article 10.4. (a).

1.1.30.	"License" or “Lease” means the license pursuant to which First Party shall provide the Site to Corporation, the draft of which is provided as Schedule V to this Agreement.

1.1.31.	"MSW" or "Municipal Waste" means waste generated by households, public services, agricultural activities, commercial establishments and industries located within the jurisdiction of First Party, and shall include Solid Waste, and Organic Waste, but shall not include the Excluded Wastes.

"MSW" or "Municipal Solid Waste" shall have meaning as defined under the Municipal Solid Waste (Management & Handling) Rules, which is reproduced as below: "Municipal Solid Waste" includes commercial and residential wastes generated in a municipal or notified areas in either solid or semi-solid form excluding industrial hazardous wastes but including treated bio-medical wastes;

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1.1.32.	"MSW Rules" means The Municipal Solid Wastes (Management and Handling) Rules, framed by the Government of the country under the Environment (Protection) Act and includes any statutory amendments / modifications thereto or reenactments thereof, for the time being in force, but will not modify or affect any rights or obligations inherent within the realms of these presences.

1.1.33.	"Material Adverse Effect" means a material adverse effect on (a) the ability of either Party to exercise any of the rights to perform / discharge any of its duties / obligations under and in accordance with the provisions of this Agreement and/or (b) the legality, validity, binding nature or enforceability of this Agreement.

1.1.34.	"Material Breach" shall mean a breach by either Party of any of its obligations under this Agreement which has or is likely to have a Material Adverse Effect on the Project and which such Party shall have failed to cure.

1.1.35.	"First Party Supply Area" means, the areas under the jurisdiction of First Party, which First Party has identified as the source of MSW for the Project, annexed as Schedule IV hereto.

1.1.36.	"Organic Waste" means such type of Waste that can be degraded by micro-organisms, but shall not include Excluded Wastes.

1.1.37.	"Person" means any individual, corporation, partnership, joint venture, trust, unincorporated organization, government or governmental authority or agency or any other legal entity.

1.1.38.	"Plant" means the integrated MSW management, processing and disposal facility comprising the RDF Plant, the Biomethanation Plant, the Power Plant and the Inert Management Facility to be designed, constructed, operated and maintained by Corporation in accordance with the terms and provisions of this Agreement and in the event Corporation decides to design, construct, operate and maintain a compost plant, such facility shall also be part of the Plant.

1.1.39.	"Power Plant" means the a power generation plant of a name plate capacity of approximate 6.5 MW that will generate electricity by using the Municipal Waste or Supplementary Fuel or both, as the case may be.

1.1.40.	"Preliminary Notice" means the notice of intended Termination by the Party entitled to terminate this Agreement to the other Party setting out, inter alia, the underlying Event of Default.

1.1.41.	"Project" means the project for enabling the processing of Municipal Waste up to the Maximum MSW Quantity and for that purpose to design, development, financing, construction, operation and maintenance of the Plant under and in accordance with the terms and provisions of this Agreement.

1.1.42.	"Project Facilities" means, as the context may require either all or one or more of the constituents of the Plant including without limitation (i) the Site and (ii) the individual facilities comprising the Plant, namely the RDF Plant, the Biomethanation Plant, Inert Management Facilities, and the Power Plant.

1.1.43.	"RDF" means the solid fuel in the form of fluff or pellets/briquettes that is produced by drying and separation of combustible fractions from the MSW meeting the requirements of the boiler to generate electricity through the turbine that will be part of the Power Plant.

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1.1.44.	"Receipt Point" means the place within the Site, specified in writing by Corporation and marked on a layout plan by Corporation on or before the Date of Mechanical Completion, at which First Party shall be required to deliver the MSW in accordance with the terms of this Agreement.

1.1.45.	“Renewal Option” means an additional thirty (30) years term, tacitly renewed (discretion of Corporation), and as described in the “Term” definition, below.

1.1.46.	"Residual Inert Matter" means the waste matter obtained after processing of the MSW by each of the relevant Project Facilities.

1.1.47.	"Rejected Waste" means such components of a consignment of Municipal Waste delivered by First Party that are refused to be accepted by Corporation, either at the time of delivery upon inspection of the MSW delivered or being delivered, as the case may be, on the ground that they are either:

i.	classified as Excluded Wastes,

ii.	they are not in accordance with the composition of MSW as defined in this Agreement (30% maximum inerts),
iii.	they are of a quantity that is in excess of the First Party MSW Quantity,
iv.	they are part of a consignment of MSW that is sought to be delivered by First Party when it has been notified that the Plant is undergoing repair or maintenance

1.1.48.	"Residual Treated Water" means the treated liquid residue derived from the Sewage treatment process of the Sewerage Treatment Plant, that is capable of either discharge into natural water bodies or re-use for purposes other than human consumption which will be supplied by local Sewage Treatment Plant (STP) Organization to Corporation from the Sewage Treatment Plant, for being used in the Plant.

1.1.49.	"Sewage" means the liquid waste that is treated by the municipality of Moroni at the local Sewerage Treatment Plant.

1.1.50.	"Sewage Treatment Plant" means the sewage treatment plant owned, operated and maintained by the local Sewage Treatment Plant Organization.

1.1.51.	"Sludge" means primarily organic solid or semi-solid product of the treatment process of Sewage undertaken in the Sewerage Treatment Plant.

1.1.52.	"Solid Waste" means wastes generated from commercial, agricultural, industrial and domestic activities within the jurisdiction of First Party that are in either solid or semi-solid form but shall not include the Excluded Wastes.

1.1.53.	"Site" means the land admeasuring Twenty Five (25) acres located adjacent to the Sewage Treatment Plant at Moroni, Autonomous Island of Grande Comore.

1.1.54.	"Supplementary Fuel" shall have the meaning given to the term in clause 2.4.

1.1.55.	"Technology" means the relevant technology for the waste to energy processes, that Corporation may, at its discretion, deem fit to use in the Project Facilities from time to time.

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1.1.56.	"Term" means the time period of Thirty (30) years commencing from the Effective Date and will also include an option of an additional thirty (30) years thereafter, tacitly renewed (Corporation’s discretion), whereby the tipping fees shall be indexed by four and a half percent (4.5%) per annum, using the 30th year of the 1st period as a base for indexation for the optional period.

1.1.57.	"Termination" means the early termination of this Agreement pursuant to Termination Notice given by either Party to the other Party or otherwise in accordance with the provisions of this Agreement but shall not, unless otherwise requires, include expiry of this Agreement due to the expiry of its Term.

1.1.58.	"Termination Notice" means the termination notice given pursuant to clause 17.2 (c).

1.1.59.	"Termination Date" means the date specified in the Termination Notice as the date on which Termination occurs.

1.1.60.	"Termination Payment" means the payments payable pursuant to clause 17.2 (f) of this Agreement.

1.1.61.	"Transporter" shall have the meaning give to the term in clause 4.1 (a).

1.1.62.	"Transportation Contract" shall have the meaning give to the term in clause 4.1 (a).

1.1.63.	"Vacant Possession" means delivery to Corporation, of possession of the lands constituting the Site free from all Encumbrances subject to clause 3.1 (b) and the grant of all easement rights and all other rights appurtenant thereto.

1.1.64.	"Viability Gap Funding" or "VGF" means the financing provided to eligible infrastructure projects by the Government of Autonomous Island of Grande Comore pursuant to The Guidelines to Support Public Private Partnerships in Infrastructure.

1.1.65.	"Weighbridge" means the electronic weighbridge capable of performing the operations specified in clause 6.3 (a).

1.2.	Interpretation

a)	The words, phrases and expressions defined hereinabove in clause 1.1 or defined elsewhere by description in this Agreement, together with their respective grammatical variations and cognate expressions shall carry the respective meanings assigned to them in the said clause 1.1 or in this Agreement and shall be interpreted accordingly. Expressions, which have not been defined in this Agreement shall carry the respective meanings assigned to them in their ordinary applicability read in context with the manner of their usage in this Agreement or in their respective technical sense, as the case may be;

b)	all words in singular shall be deemed to connote their respective plurals and vice-versa, unless the context suggests otherwise;

c)	the words "include" and "including" are to be construed without limitation;

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d)	the headings of the clauses in this Agreement are merely for purposes of convenience and shall have no bearing on the interpretation of this Agreement;

e)	the Schedules and Annexures to this Agreement form an integral part of this Agreement and shall be interpreted accordingly.

2.	THE PROJECT

2.1.	Grant of Concession

Subject to and in accordance with the terms and conditions set out in this Agreement, First Party hereby irrevocably grants to Corporation and Corporation hereby accepts exclusive right and authority, during the term, to develop, establish, finance, design, construct, operate and maintain the plant site, and in addition to the other rights granted under this Agreement;

a)	to exclusively hold, possess, control the Site, in accordance with the terms of the License for the purposes of the due implementation of this Project, in accordance with the terms of this Agreement;

b)	to receive at the Receipt Point, during each day of the Term, MSW from First Party mainly and primarily from the First Party Supply Area. The cost of transportation and delivery till the Receipt Point shall be borne by First Party;

c)	To inspect the MSW delivered by First Party and identify Rejected Waste and refuse to accept the Rejected Waste;

d)	to store, use, appropriate, market and sell or dispose all the products/by-products obtained after the processing and treatment of the MSW (including but not limited to electricity, methane, RDF, compost and Residual Inert Waste);

e)	to construct, operate and maintain a pipeline system from the Sewage Treatment Plant to the Plant to enable Corporation to receive Residual Treated Water from local Sewage Treatment Plant and to store it at the Site and use it in the Plant for such purpose as it may deem fit. This will only be done if required;

f)	to receive and store Sludge at the Site and use it in the Plant for such purpose as it may deem fit;

g)	to receive, for the purposes of processing at the Plant, MSW from First Party or any Person.

2.2.	Rights Associated with the Grant of Concession

Without prejudice to the generality of foregoing and other provisions of this Agreement, the Concession hereby granted to Corporation shall include and shall entitle Corporation, without requiring any further authorization or authority from First Party, to enjoy, the following rights, privileges and benefits in accordance with the provisions of this Agreement and Applicable Laws:

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a)	to design, engineer, finance, procure, construct, install, commission, operate and maintain each of the Project Facilities either itself or through such Person as may be selected by it;

b)	upon commissioning of a Project Facility, to manage, operate and maintain the same either itself or through such Person as may be selected by it;

c)	to borrow or raise money or funding required for the due implementation of the Project and mortgage, charge or create lien or encumbrance on the whole or part of the Project Facilities, provided however, the creation of mortgage, charge, lien or encumbrance on the lands constituting the Site will be dependent on the terms and conditions on which the said lands have been granted by First Party to Corporation to obtain the utilities required for enabling the construction of the Project Facilities.

2.3.	Use of Suitable Technology

Without prejudice to the generality of the foregoing, Corporation shall have the right to develop the Project Facilities using such Technology that it considers suitable and commercially viable for the purposes of implementing the Project, in accordance with terms of this Agreement. It is acknowledged that it is the intention of Corporation to essentially use Biomethanation, RDF and material recovery Technology associated with the concept of an integrated waste processing plant, a process diagram of which is provided in Schedule XI and that Corporation shall have the right to modify, adapt, upgrade or change the Technology, from time to time, based on actual operations of the Plant and the requirements of the Project.

2.4.	Use of Supplementary Fuel for Power Plant

The Parties hereby agree that Corporation shall have the right to use, at such times as it may deem fit, any fuel as a supplement to the MSW to enrich the RDF and Biogas and/or to directly support the operation of Power Plant (such fuel shall be referred to as "Supplementary Fuel").

2.5.	Sale and Marketing of Products from Processing MSW

First Party hereby confirms that Corporation shall be free to sell or otherwise dispose of any products derived or produced from the Plant as a consequence of undertaking the processing of the MSW and Sewage including electricity or RDF or fluff or gas or Sludge or Residual Treated Water or any other products or by-products, other material recovered or produced from MSW and the Sewage at the Plant, by providing timely information to First Party. Corporation shall have the right to sell or otherwise dispose such products, at such price and to such persons and using such marketing and selling arrangements as it may deem appropriate.

2.6.	Storage Requirements of Plant

The Parties hereby agree that the Plant shall be designed to enable:

a)	Storage of up to five (5) days’ supply of Maximum MSW Quantity, and

b)	Storage of twenty (20) days production of RDF.

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2.7.	Term of Concession

The Concession is granted to Corporation for the Term (as defined in the Definition) and shall terminate upon the expiry of the Term, the renewal option (if not exercised by Corporation), or upon earlier Termination of this Agreement.

2.8.	Renewal of Concession

First Party will agree to renew or extend the Concession after the expiry of the initial Term, for another period of thirty (30) years or such other period as may be mutually agreed to and on such terms and conditions as mutually agreed upon.

2.9.	Conditions Precedent

This Agreement and the Concession granted herein by First Party to Corporation are valid and binding from the date of execution of this Agreement provided however, the obligations of Corporation under this Agreement would become effective and binding, only upon the satisfaction of the following conditions precedent:

a)	Subject to provisions of Article 3, First Party should at its own cost and expense, handover the Vacant possession of the Site to Corporation;

b)	Corporation should have, at its own cost and expense, obtained all the Applicable Approvals (as specified in Schedule VIII) required to be procured by it to enable the commencement of the Project, as further detailed in Schedule XII, and in order to commence the construction and operation of the Project Facilities provided however, First Party shall provide all the support required for enabling the grant of the Applicable Approvals to Corporation.

3.	THE SITE

3.1.	Vesting of Site with Corporation

a)	First Party shall grant Corporation a license/Land Lease to use the Site at a nominal license / Land Lease fee of One Dollar US (1.00 US Dollar) per Twenty-Five (25) acres per annum for the Term and First Party shall execute the License/ Land Lease Agreement with Corporation together with the execution of this Agreement. The license fee can be paid in advance for such period of time as Corporation may deem fit. The licensee fee shall remain fixed for the entire Term and shall not be subject to any escalation. Corporation shall have the full right to regulate the entry into and use of the Site, subject to inspection rights of First Party from time to time.

b)	First Party hereby agrees that the right to use the land constituting the Site shall be granted to Corporation under the License, for the purposes of the development of the Project Facilities for enabling First Party to discharge its functions of management, treatment, processing and disposal of MSW. The conditions that have been stipulated by the Governmental Development Authority on the lease of the land to First Party shall be annexed, as a schedule to the License and Corporation shall be under an obligation to honour and give full effect to such conditions.

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MSW, Land & Treated Sewage Effluent Concession Agreements

c)	If any underground Encumbrances are found on the Site during the course of construction or any time during Term of the Concession Period, Corporation shall notify First Party of the same and First Party shall be under obligation to remove such Encumbrances. In the event First Party is unable to clear the said Encumbrance within a period of four (4) weeks of such notification by Corporation, Corporation shall be authorized to clear the Encumbrance and provide First Party the details of the costs incurred by Corporation in undertaking such activity and proceeds from Sale of such Encumbrances, if any. The cost incurred in removing such Encumbrances shall be deductible from any amounts payable to First Party by Corporation, after adjusting for amounts received from sale of such Encumbrances.

3.2.	Use of Site

Corporation shall not, without the prior written approval of First Party, use the Site for any purpose other than for the purpose of developing, constructing, operating and maintaining the Project Facilities, the Plant and undertaking other activities to implement and operate the Project pursuant to this Agreement.

3.3.	Vesting of Site Co-Terminus with Concession Agreement

Subject to clause 3.1 (c) herein, First Party hereby assures and represents to Corporation that the vesting of the Site with Corporation shall be irrevocable for the Term and cannot be terminated earlier than the expiry or termination of this Agreement and shall be co-terminus only with the expiry or termination of the Term.

3.4.	Boundary Wall

The Parties agree that a duly completed and painted boundary wall made of brick, having a height of 2.5 m with iron grills of one (1) meter height on top of the brick wall, is required to be constructed on the boundary of the Site. First Party shall undertake at its own cost the construction of the boundary wall provided however, First Party shall always have the option to instruct Corporation to undertake the process of construction of the boundary wall and First Party shall in such circumstances, reimburse Corporation the actual cost incurred in the construction of the said boundary wall. The Parties hereby agree that if First Party does not complete the construction of the boundary wall or has not instructed Corporation to undertake the construction of the boundary wall within a period of six (6) months from the date of execution of this Agreement, Corporation shall undertake the construction of the boundary wall at the cost of First Party and First Party shall in such circumstances, reimburse Corporation the actual cost incurred in the construction of the said boundary wall, subject to the Corporation providing a detailed statement of costs incurred as well as supporting documentation in proof thereof.

Initials: __________	Initials: __________
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MSW, Land & Treated Sewage Effluent Concession Agreements

4.	COLLECTION OF MSW

4.1.	Separate Storage and Collection of Various types of MSW

a)	The Parties hereby agree that First Party may appoint certain Persons to undertake the collection and transportation of waste generated within its jurisdiction (such Persons hereinafter referred to as "Transporters") and will enter into suitable agreements with each Transporter (each such agreement is hereby referred to as "Transport Contract") that would provide the terms and conditions governing the provision of the waste collection and transportation services by the Transporters to First Party or undertake to transport the MSW to Corporation Project through its own resources.

b)	First Party hereby assures Corporation that it would instruct all the Transporters to deliver the waste collected by them to the Plant. First Party shall also endeavor, to have in place, a suitable waste segregation system as per provisions of MSW Rules.

4.2.	Collection from Vegetable Markets and Bulk Generators of First Party’s MSW

a)	First Party shall endeavor to issue suitable directions, notifications or otherwise as required under the Applicable Laws, that vegetable markets and other bulk generators of MSW, within the said First Party Supply Area appropriately segregate, at source, the MSW generated by them and put into separate receptacles for collection in accordance with the said directions.

b)	First Party and Corporation hereby agree that if the vegetable markets and bulk generators of MSW under the First Party’s jurisdiction, existing on the date of this Agreement ("Existing Bulk Generators"), the First Party, prior to the Date of Commissioning, will pay a tipping fee evaluated by multiplying the amount of MSW (TPD), (over and above the minimum MSW Guarantee) by the amount of Days in a year (365 days) and then multiplied by the tipping fee of the year in question (refer to schedule VII) for the disposal of the MSW generated by it at the Site ("Bulk Generator Tipping Fee"). For each subsequent Contract Year, the tipping fee is evaluated by the Yearly Tariff Payments of the previous Contract Year (refer to Schedule VII).First Party hereby undertakes that it shall ensure that, from the Date of Commissioning, any such Bulk Generator Tipping Fee is paid directly to Corporation by the First Party. Corporation shall have the right to collect, retain, appropriate and use the Bulk Generator Tipping Fee.

c)	The First Party hereby agrees to pay the Corporation a Bulk Generator Tipping for MSW, a fee evaluated by multiplying the amount of MSW (at least “Minimum MSW Guarantee”) by the amount of Days in a year (365 days) and then multiplied by the tipping fee of the year in question (refer to schedule VII) for the disposal of the MSW generated by it at the Site ("Bulk Generator Tipping Fee"). For each subsequent Contract Year, the tipping fee is evaluated by the Yearly Tariff Payments of the previous Contract Year (refer to Schedule VII).First Party hereby undertakes that it shall ensure that, from the Date of Commissioning, any such Bulk Generator Tipping Fee is paid directly to Corporation by the First Party. Corporation shall have the right to collect, retain, appropriate and use the Bulk Generator Tipping Fee.

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d)	It may also be noted that the MSW so received by Corporation from the First Party Supply area (being area under the jurisdiction of First Party) shall be a part of First Party MSW Quantity.

4.3.	Collection at Cost of First Party

The Parties agree that all costs of any operations for ensuring collection and delivery of MSW at the Receipt Point, including but not limited to collection, manual segregation, storage, transportation and delivery of MSW at the Receipt Point and disposal of the Rejected Waste, shall be borne by First Party.

5.	TRANSPORTATION OF MSW

5.1.	Routes

First Party, its Transporters and Corporation shall mutually agree to and determine Routes that will be taken by the collection trucks to deliver the MSW at the Receipt Point. The routes so determined shall ensure that the Biodegradable waste which is stored separately or is collected directly from Bulk Generators is transported separately and not mixed with Non-Biodegradable waste collected and stored separately.

5.2.	Delivery Schedule

First Party, its Transporters and Corporation shall mutually agree to a suitable schedule for the delivery of First Party MSW Quantity at the Receipt Point ("Delivery Schedule"). Any deviations in the said Delivery Schedule shall be only with the prior consultation of Corporation. This provision shall not prejudice First Party's primary obligation to supply MSW under this Agreement.

6.	DELIVERY OF MSW

6.1.	Delivery of MSW Prior to COD

At any time during the period from the Effective Date and until the Date of Commissioning of the Plant, First Party shall supply and make available to Corporation at Receipt Point, at the pre-stated tipping fee, Seven Hundred (700) TPD as of the date of Commissioning, thereafter until the duration of the term, plus or minus (+/-) five per cent (5.0%) of MSW, as requisitioned by Corporation by a seven days advance notice in writing.

6.2.	Daily Delivery of MSW After COD

a)	From the Date of Commissioning till the end of the contractual Term, First Party shall supply on a daily basis and make available to the Corporation at Receipt Point, at the stated tipping fee, a de facto minimum amount of seven hundred (700) TPD of MSW, as of the date of Commissioning, thereafter until the duration of the term, plus or minus (+/-) five per cent (5.0%) of MSW (on a de facto “Put or Pay” (for full face value of the quoted rate and the de facto daily minimum guaranty of MSW) basis), in accordance with the Delivery Schedule and the provisions of this Agreement. MSW supplied to the Corporation shall be primarily from the First Party Supply Area.

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MSW, Land & Treated Sewage Effluent Concession Agreements

b)	First Party hereby agrees that Corporation shall have priority over the MSW collected within the First Party Supply Area and First Party shall collect and deliver all the MSW generated within the First Party Supply Area first to Corporation up to the First Party Municipal Solid Waste MSW Quantity required to be supplied to Corporation under this agreement.

6.3.	Measurement of MSW Delivered

a)	Corporation shall cause a Weighbridge to be constructed at the Receipt Point, as part of the Project, which should have video surveillance, a server room, an electronic display unit and suitable technology, with duly calibrated weighbridge having the maximum possible accuracy, to carry out the following operations:

i.	the MSW delivery trucks, take the dimensions of the delivery trucks, determine the weight of the consignment and determine the density of the consignment,

ii.	generate and maintain an electronic data base for each delivery and provide a print out of the specifications and details for each consignment, as stated in sub-clause (i) above (such print out is hereinafter referred to as "Daily Weight Sheet"),

b)	The Weighbridge shall be operated and maintained by Corporation, at no additional cost to First Party.

c)	Each consignment shall be first screened and weighed at the Weighbridge. First Party shall provide the weight and volume of each empty delivery truck, in order to enable the due operation of the Weighbridge.

d)	First Party undertakes that it shall depute a responsible person ("First Party Representative") to monitor the operations of the Weighbridge. However, the First Party Representative shall have no responsibility or liability regarding operation and maintenance of the Weighbridge.

e)	Without prejudice to the foregoing, Corporation shall ensure that the Weighbridge is monitored and inspected regularly to ensure its due calibration and accuracy and any errors shall be rectified immediately.

f)	The Daily Weight Sheet shall be final and binding on the Parties.

6.4.	Maintenance of Records

The Daily Weight Sheet will be maintained on a day to day basis by Corporation to record the quantity of MSW delivered and the quantity of MSW entered therein as having been received and measured shall, subject to the right of Corporation to inspect and reject the Rejected Waste that may be part of any consignment, be deemed to have been received by Corporation for the purposes of this Agreement. A copy of the Daily Weight Sheet shall be daily sent to First Party by Corporation. Corporation shall maintain the records of the Daily Weight Sheets (in electronic form) for a period of past three years.

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MSW, Land & Treated Sewage Effluent Concession Agreements

6.5.	Determination of Rejected Waste

a)	If the Weighbridge determines that a consignment, other than a consignment of Organic Waste (to which the provisions of this clause 6.5 (a) shall not be applicable), has a density greater than:

i.	in the case of an open truck, five hundred kilograms per cubic meter (500 Kg/m3), and

ii.	in the case of a compactor truck, eight hundred kilograms per cubic meter (800 kg/m3); then the relevant consignment may be rejected at the discretion of Corporation and the truck not allowed to unload the consignment. First Party hereby agrees that in order to enable the screening to be carried out effectively, it shall adhere to the Delivery Schedule:

b)	If a consignment of Waste comprises predominantly of Organic Waste; it should be declared by First Party upfront.

c)	If a consignment of Waste has moisture content of more than 35%, or has more than 30% of inerts (C&D debris & recyclables, not including plastics (polymer based materials) and textiles), it will be classified and treated as Rejected Waste.

d)	Corporation shall, at the time from the measurement of a consignment of MSW till before the MSW is utilized in the Plant, be entitled to inspect the delivered MSW to ensure that no MSW that falls under the category of Rejected Waste is processed by the Plant. If waste determined to be Rejected Waste are identified then, if such determination is made at the Receipt Point at the time of delivery of a particular consignment of MSW, then Corporation can refuse to accept the Rejected Waste from First Party and return the consignment without allowing it to be unloaded. Notwithstanding anything to the contrary, if determination of any Rejected Waste is made after the relevant consignment had been accepted and mingled with the stored MSW at the Site, then First Party shall bear all costs associated with the transportation of such Rejected Waste to the Landfill, and the Corporation shall notify First Party of same.

e)	The quantity of Rejected Waste identified during a period, shall be deducted from the MSW being supplied by First Party while determining whether First Party has delivered the Minimum MSW Quantity for such relevant period.

6.6.	Compensation in case of failure to deliver Minimum MSW Quantity

First Party hereby agrees that the delivery by First Party every day of the First Party a minimum MSW Quantity critical for ensuring the due implementation of the Project. First Party hereby agrees that in consideration of Corporation implementing the Project, it hereby assures and undertakes that it shall deliver, on every day after the COD, MSW equivalent to at least the First Party MSW Quantity at the Receipt Point, in accordance with the Delivery Schedule, and in the event it is not able to deliver the First Party MSW Quantity for a period of one (1) day, it shall pay Corporation for each day of such failure, under the principal of “Put or Pay ”, after the second day period, as a pre-agreed reasonable compensation, an amount ("Daily MSW Deficiency Amount Compensation") that is as follows and these elements must be added together when applicable, in order to determine the total cost of the Daily MSW Deficiency Amount Compensation:

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a)	The Requisite minimum amount of MSW, is Seven Hundred (700) TPD as of the date of Commissioning, thereafter until the duration of the term, to be delivered, less the amount of MSW delivered for that day, multiplied by the associated dollar amount for the tipping fee per ton of MSW, as can be referenced in Schedule VII, for that time period;

b)	Any and all associated costs and revenue losses incurred by the Corporation by the MSW Deficiency Amount, up to and including the total opportunity loss of the procured marketable by-products (compost, electricity and carbon credits) requisite for the economic viability of the project (revenue model), based on the MSW Deficiency Amount less MSW delivered amount) from the operation of the plant and reasonable compensation for the aforesaid prejudice, and

c)	In the event Supplementary Fuel is used to enable the due operation of the Power Plant, then the Daily MSW Deficiency Amount shall be the aggregate of the cost incurred by Corporation in:

i.	obtaining the Supplementary Fuel (used pursuant to clause 2.4) at the Site, and

ii.	any and all costs incurred by Corporation in ensuring the operation of the Power Plant on the Supplementary Fuel so obtained (including equipment and infrastructure compatibility).

This amount shall be notified by Corporation to First Party together with a certification of the same by the auditor of Corporation.

7.	SUPPLY OF RESIDUAL TREATED WATER & SEWAGE

7.1.	Interconnection of Sewage Treatment Plant and Sewerage System of First Party

First Party hereby agrees to engage in the “Supply of Treated/Sewage Effluent Agreement”, as set out in Schedule VI, and authorizes Corporation to construct, operate and maintain a pipeline system between the Plant and the Sewage Treatment Plant of the First Party, for enabling the supply of the Residual Treated Water from the Sewage Treatment Plant to the Plant at Corporation's own cost. This is only if required.

7.2.	Use of Sludge at Site by Corporation

First Party hereby agrees and authorizes Corporation to procure Sludge and use it in the waste treatment processes at the Plant and for that purpose First Party hereby further agrees and Authorizes Corporation to store Sludge at the Site, at such place as may be determined by Corporation.

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MSW, Land & Treated Sewage Effluent Concession Agreements

8.	LANDFILL SITE

a)	First Party acknowledges that the availability of the Landfill Site for the purposes of disposal of Rejected Waste and Residual Inert Matter are critical for the continued operations of the Plant in a viable manner.

b)	The Parties agree that First Party has no independent Landfill Site of its own, but uses the Landfill Sites of First Party to dispose the MSW generated within its jurisdiction. First Party shall be primarily responsible for ensuring the availability of a Landfill Site for accepting the Residual Inert Matter and Rejected Wastes generated from First Party MSW Quantity, under the arrangements that it reaches with First Party or any other Person for disposal of MSW generated within the First Party Supply Area.

c)	The Residual Inert Matter shall be accepted by Landfill made available by First Party at no cost to Corporation and/or to First Party. However, if such Landfill is not made available by First Party due to any reasons whatsoever, or at a later date First Party refuses to accept Residual Inert Matter generated due to First Party MSW Quantity, then First Party shall cause the Landfill Site to be made available for the purposes of this Agreement at its own cost and expense (including payment of all levies, charges and taxes whatever) and as per the requirements and conditions as prescribed under Applicable Law. Any Tipping Fee ("Tipping Fee" means any charges, fees or levies, etc… by whatsoever name called, paid by First Party/Corporation to First Party/any other agency for use of Landfill site for disposal of Residual Inert Matter and Rejected Waste due to First Party MSW Quantity) or other charges that are imposed by First Party for making the Landfill Site available shall be borne by First Party and if Corporation has to pay any such tipping fee or charges, it shall be charged to First Party.

d)	First Party hereby indemnifies Corporation and agrees to hold it harmless against any liability, expense, cost, loss, claim, action, damage that Corporation suffers on account of the non-availability of the Landfill Site to accept the Residual Inert Matter and Rejected Wastes.

e)	Corporation shall, however, bear the cost of transportation and off-loading of the Residual Inert Matter (but not of the Rejected Waste) from the Site, as the case may be to the agreed point at the Landfill Site in Moroni, provided however, the transportation and offloading by Corporation of the Rejected Waste shall be at the cost and expense of First Party. Moreover, if location of the Landfill Site is changed to outside Moroni at a later date and it results in increased transportation distance to Landfill Site from the Project Site, First Party will pay to Corporation as transportation charges a sum of money as per following formula:

Transportation charges by First Party= Increase in Transportation Distance * Waste to be transported * a mutually acceptable factor (incorporating cost of fuel, employee wages & vehicle usage)

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MSW, Land & Treated Sewage Effluent Concession Agreements

9.	EXPANSION OF PROJECT

First Party expects that the quantity of MSW that is generated within the First Party Supply Area would increase by seven percent (7%) every year from the Date of Commissioning. The Parties agree that Corporation shall undertake reasonable efforts to enable the processing of the increased volume of garbage at the Plant. Corporation expects that the extra MSW expected to be supplied by First Party each year can be processed by the RDF Plant and the extra quantities of RDF that are so produced by it can be either stored or sold by Corporation in the form of pellets. Corporation expects that the RDF Plant can be used to process most of the extra MSW by increasing the number of operating hours of the RDF Plant. The Parties however, agree that the Power Plant can be designed to the optimum level only for the existing committed quantity of MSW. Notwithstanding anything to the contrary Corporation would ensure that the increased quantity of MSW during the Term of this Agreement would be accommodated by the Plant either by increase in working hours or by putting in place additional capacities at the sole cost and expense of Corporation. First Party shall not incur any liability in this respect.

10.	BILLING AND PAYMENT

10.1.	General

From the COD of the Project, First Party shall pay the Corporation the Weekly Tariff Payment, on or before the Due Date, comprising of Tariff for every Contract Year, determined in accordance with Article 4 and Schedule VII. All Tariff payments by First Party shall be in United States Dollars.

10.2.	Delivery and content of Weekly Bills

a)	The Corporation shall issue to First Party a Weekly Bill.

b)	Each Weekly Bill and Provisional Bill shall include:

i.	An account of the amount of MSW delivered by First Party to Corporation at project site for the relevant Week for Weekly Bill;

ii.	The Corporation's computation of the Weekly Tariff Payment in accordance with Schedule VII; and

iii.	Supporting data, documents and calculations in accordance with this Agreement.

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MSW, Land & Treated Sewage Effluent Concession Agreements

10.3.	Payment of Weekly Bills

a)	First Party shall pay the amount payable under Weekly Bill on the Due Date to such account of the Corporation by “Direct Deposit” or against a “Revolving Letter of Credit” issued by the First Party for the Benefit of the Corporation as described in clause 10.3 (c) (if Direct Deposit is not effected), in accordance with clause 10.4 below.

All payments made by the First Party shall be by appropriate order of priority:

i.	towards Late Payment Surcharge, payable by the First Party, if any;
ii.	towards earlier unpaid Weekly Bill, if any, and
iii.	towards the then current Weekly Bill.

b)	All payments required to be made under this Agreement shall only include any deduction or set off for deductions required by the Law; and amounts claimed by the First Party from the Corporation, through an invoice duly acknowledged by the Corporation, to be payable by the Corporation, and not disputed by the Corporation within thirty (30) days of receipt of the said invoice and such deduction or set-off shall be made to the extent of the amounts not disputed. It is clarified that the First Party shall be entitled to claim any set off or deduction under this Article, after expiry of the said thirty (30) day period.

Provided further, the maximum amounts that can be deducted or set-off by the First Party under this Article in a Contract Year shall not exceed twenty (20) percent of the weekly billing.

c)	The Corporation shall open a bank account as designated by Lenders (the “Designated Account"), and shall not be refuted by First Party, for all Tariff Payments to be made by First Party to the Corporation, and notify First Party of the details of such account at least ninety (90) days before the dispatch of the first Weekly Bill by the First Party. First Party shall instruct their respective bankers to make all payments under this agreement to the Designated Account and shall notify the Corporation of such instructions on the same day. First Party shall also designate a bank for payments to be made by the Corporation (including Supplementary Bills) to First Party and notify the Corporation of the details of such account ninety (90) days before the COD of the Power Station.

d)	In the event of delay in payment of a Weekly Bill by First Party beyond its Due Date weekly billing, a Late Payment Surcharge shall be payable by First Party to the Corporation at the rate of twenty two (22) percent APR (“Annual Percentage Rate”), on the amount of outstanding payment, calculated on a day to day basis (and compounded with daily interest), for each day of the delay.

10.4.	Payment Mechanism

a)	Irrevocable Revolving Letter of Credit:

First Party shall provide to the Corporation, in respect of payment of its Weekly Bills, an unconditional, revolving and irrevocable letter of credit (Letter of Credit - RLC), opened and maintained by First Party, which may be drawn upon by the Corporation in accordance with Article 10. The First Party shall provide the Corporation draft of the Letter of Credit proposed, for final review and critiques, which shall adhere to the essence of these presences.

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Not later than three (3) Months following the signature of these presences, First Party shall, through its scheduled bank (reference clause 10.3 (c)), open a Letter of Credit in favour of the Corporation (Beneficiary), to be made operative from a date prior to the Due Date of its first Weekly Bill under this Agreement. The Irrevocable Revolving Letter of Credit shall have a term of twelve (12) Months, renewed every year for the duration of the term and renewal option thereof, and shall be replenished to its face value four (4) times per annum, for an amount:

i.	for the first Contract Year, equal to one point five (1.5) times the estimated average yearly billing based on 100% of a face value representing the amount calculated by multiplying the Minimum MSW Guarantee by the amount of Days in a year (365 days) and then multiplied by the tipping fee of the year in question (refer to schedule VII), and

ii.	for each subsequent Contract Year, equal to the one point five (1.5) times the average of the Yearly Tariff Payments of the previous Contract Year (refer to Schedule VII).

Minimum MSW Guarantee (TPD) x 365 days/year x y (Schedule VII) x 1.5 = LCR

Provided that the First Party has not effected a Direct Deposit to the Corporation’s designated account for payment of its weekly invoice, the Corporation shall draw upon such Irrevocable Revolving Letter of Credit immediately thereafter for the payment of the relevant Weekly Bill, as further elaborated in clause 10.4 (c).

Provided further that if at any time, such Irrevocable Revolving Letter of Credit amount falls short of the amount specified in Article 10.3 otherwise than by reason of drawal of such Letter of Credit by the Corporation, the First Party shall restore such shortfall within seven (7) days.

b)	First Party shall cause the scheduled bank issuing the Irrevocable Revolving Letter of Credit to intimate the Corporation, in writing regarding establishing of such irrevocable Revolving Letter of Credit.

c)	If First Party fails to pay a Weekly Bill or part thereof within and including the Due Date, then, subject to clause 10.3. (c), the Corporation may draw upon the Letter of Credit, and accordingly the bank shall pay without any reference or instructions from the First Party, an amount equal to such Weekly Bill or part thereof plus Late Payment Surcharge, if applicable, in accordance with clause 10.3 (d) above, by presenting to the scheduled bank issuing the Letter of Credit, the following documents:

i.	a copy of the Weekly Bill which has remained unpaid by such First Party;

ii.	a certificate from the Corporation to the effect that the bill at item (i) above, or specified part thereof, is in accordance with the Agreement and has remained unpaid beyond the Due Date; and

iii.	Calculations of applicable Late Payment Surcharge, if any.

Further, on the occurrence of such an event as envisaged herein, the Corporation shall immediately inform the First Party of the said failure of the First Party to pay the Weekly Bill or part thereof and shall send regular updates to the First Party containing details of the amount claimed by the Corporation, as per the provisions of this Article and payments made by the First Party pursuant to such claim.

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For the avoidance of doubt it is clarified that the Corporation shall not be entitled to drawdown on the Letter of Credit for any failure of First Party to pay a Supplementary Bill.

d)	First Party shall cause the scheduled bank issuing the Irrevocable Revolving Letter of Credit to intimate the Corporation, in writing regarding establishing of such irrevocable Revolving Letter of Credit.

e)	First Party shall ensure that the Irrevocable Revolving letter of Credit shall be renewed not later than forty-five (45) days prior to its expiry.

f)	All costs relating to opening and maintenance of the Letter of Credit shall be borne by the First Party.

g)	Where necessary, the Irrevocable Revolving Letter of Credit may also be substituted by an unconditional and irrevocable bank guarantee or an equivalent financial instrument as mutually agreed by the First Party and the Corporation.

10.5.	Disputed Bill

a)	If a Party does not dispute a Weekly Bill, Provisional Bill or a Supplementary Bill raised by the other Party within thirty (30) days of receiving it, such bill shall be taken as conclusive.

b)	If a Party disputes the amount payable under a Weekly Bill, Provisional Bill or a Supplementary Bill, as the case may be, that Party shall, within seven (7) days of receiving such bill, issue a notice (the "Bill Dispute Notice") to the invoicing Party setting out:

i.	the details of the disputed amount;

ii.	its estimate of what the correct amount should be, and

iii.	all written material in support of its claim.

c)	If the invoicing Party agrees to the claim raised in the Bill Dispute Notice issued pursuant to clause 10.5 (b), the invoicing Party shall levies such bill within seven (7) days of receiving such notice and if the disputing Party has already made the excess payment, refund to the disputing Party such excess amount within fifteen (15) days of receiving such notice. In such a case excess amount shall be refunded along with interest at the same rate as Late Payment Surcharge which shall be applied from the date on which such excess payment was made to the invoicing Party and up to and including the date on which such payment has been received.

d)	If the invoicing Party does not agree to the claim raised in the Bill Dispute Notice issued pursuant to clause 10.5 (b), it shall, within fifteen (15) days of receiving the Bill Dispute Notice, furnish a notice to the disputing Party providing:

i.	reasons for its disagreement;

ii.	its estimate of what the correct amount should be; and

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iii.	all written material in support of its counter-claim.

e)	Upon receipt of notice of disagreement to the Bill Dispute Notice under clause 10.5 (b), authorized representative(s) or a director of the board of directors/member of board of each Party shall meet and make best endeavours to amicably resolve such dispute within fifteen (15) days of receiving such notice of disagreement to the Bill Dispute Notice.

f)	If the Parties do not amicably resolve the Dispute within fifteen (15) days of receipt of notice of disagreement to the Bill Dispute Notice pursuant to clause 10.5 (b) the matter shall be referred to Dispute Resolution in accordance with Article 21.

g)	In case of Disputed Bills, it shall be open to the aggrieved party to approach the Appropriate Commission for Dispute Resolution in accordance with Article 21 and also for interim orders protecting its interest including for orders for interim payment pending Dispute Resolution and the Parties shall be bound by the decision of the Appropriate Commission, including in regard to interest or Late Payment Surcharge, if any directed to be paid by the Appropriate Commission.

h)	If a Dispute regarding a Weekly Bill, Provisional Bill or a Supplementary Bill is settled pursuant to clause 10.5 (e) or by Dispute resolution mechanism provided in this Agreement in favour of the Party that issues a Bill Dispute Notice, the other Party shall refund the amount, if any incorrectly charged and collected from the disputing Party or pay as required, within five (5) days of the Dispute either being amicably resolved by the Parties pursuant to clause 10.5 (e) or settled by Dispute resolution mechanism along with interest at the same rate as Late Payment Surcharge from the date on which such payment had been made to the invoicing Party or the date on which such payment was originally due, as may be applicable.

i)	For the avoidance of doubt, it is clarified that despite a Dispute regarding an Invoice, the First Party shall, without prejudice to its right to Dispute, be under an obligation to make payment, of the lower of (a) an amount equal to simple average of last three (3) Weekly invoices (being the undisputed portion of such three Weeks invoices) and (b) Weekly Invoice which is being disputed, provided such Weekly Bill has been raised based on the REA and in accordance with this Agreement.

10.6.	Quarterly and Annual Reconciliation

Parties acknowledge that all payments made against Weekly Bills, Provisional Bill and Supplementary Bills shall be subject to quarterly reconciliation at the beginning of the following quarter of each Contract Year and annual reconciliation at the end of each Contract Year to take into account Tariff Adjustment Payments, Late Payment Surcharge, or any other reasonable circumstance provided under this Agreement. The Parties, therefore, agree that as soon as all such data in respect of any quarter of a Contract Year or a full Contract Year as the case may be has been finally verified and adjusted, the Corporation and First Party shall jointly sign such reconciliation statement. Within fifteen (15) days of signing of a reconciliation statement, the Corporation or First Party, as the case may be, shall raise a Supplementary Bill for the Tariff Adjustment Payments for the relevant quarter/ Contract Year and shall make payment of such Supplementary Bill for the Tariff Adjustment Payments for the relevant quarter/Contract Year. Late Payment Surcharge shall be payable in such case from the date on which such payment had been made to the invoicing Party or the date on which any payment was originally due, as may be applicable. Any dispute with regard to the above reconciliation shall be dealt with in accordance with the provisions of Article 21.

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10.7.	Payment of Supplementary Bill

a)	Either Party may raise a bill on the other Party ("Supplementary Bill") for payment on account of:

Tariff Payment for change in parameters, pursuant to provisions in Schedule VII; or and such Bill shall be paid by the other Party

b)	First Party shall remit all amounts due under a Supplementary Bill raised by the Corporation to the Corporation's Designated Account by the Due Date and notify the Corporation of such remittance on the same day. Similarly, the Corporation shall pay all amounts due under a Supplementary Bill raised by First Party by the Due Date to the First Party's designated bank account and notify the First Party of such payment on the same day.

c)	In the event of delay in payment of a Supplementary Bill by either Party beyond its Due Date, a Late Payment Surcharge shall be payable at the same terms applicable to the Weekly Bill in clause 10.3 (d).

11 . NO OTHER PAYMENTS

First Party shall not be entitled to any compensation, fee, charges, reimbursements or payments whatsoever, for or in connection with the Concession and any other rights and benefits whatsoever granted by First Party to Corporation under this Agreement.

12. ADDITIONAL OBLIGATIONS OF CORPORATION

In addition to and without prejudice to the other obligations of Corporation specified in other provisions of this Agreement, Corporation shall also discharge the following additional obligations:

12.1.	Development of Site

Corporation shall, after obtaining the Vacant Possession of the Site in accordance with the provisions of clause 2.9 above and subject to the other provisions of the Agreement (including but not limited to the satisfaction of the Conditions Precedent), commence development and improvement on the Site required to implement the Project and to construct the Project Facilities (refer to schedule XI and XII), including construction of internal roads at the Site, fencing, greenery etc. Corporation may use, free of any charge, any debris that may be available at the Site for constructing internal roads, as also the building / structures and infrastructure existing on the Site.

12.2.	Financing and Implementation of the Project

a)	Subject to Sub-clause (b) below, the Parties hereby agree that Corporation shall have the complete discretion to implement and finance the Project in the manner it deems fit. Without prejudice to the generality of the foregoing, Corporation shall have the right to implement the Project through one or more special purpose companies and induct or appoint any number of persons as contractors, operators, partners or investors, without any restriction or condition or requirement of prior approval of First Party. First Party hereby further agrees that Corporation may carry out any work relating to the Project either itself or through any suitable Person it may appoint, without the need to obtain any approval of First Party provided however, Corporation shall remain completely responsible to ensure that the Project Facilities comply with this Agreement;

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b)	First Party confirms that Corporation has the full right and authority to borrow moneys or raise finances for the Project. Further, Corporation shall not have the right to create any charge over any Project Facilities or the land comprising the Site without the prior written approval of First Party.

12.3.	Corporation Undertakings

Corporation undertakes:

a)	that, subject to the provisions of this Agreement and First Party performing its obligations under this Agreement, it shall undertake to construct, erect, assemble, install and achieve mechanical completion of the Project Facilities in a manner so as to enable the mechanical completion of the entire Plant to be achieved within twenty four (24) months from the Effective Date.

b)	that it shall always ensure it has the due authorization and proper legal right to use the Technology it uses for the due operation of the Plant, and

c)	that the Project Facilities shall be operated and maintained in accordance with this Agreement and that the Plant shall, upon completion and commissioning, subject to First Party complying with its obligations under this Agreement and the Operating Conditions for each Project Facility being satisfied, have the capacity of processing at least the Minimum MSW Quantity and a maximum capacity of processing the Maximum MSW Quantity. First Party hereby agrees that Corporation may carry out the operation and maintenance of the Plant (or any part thereof) by itself or through any suitable Person it may appoint provided however, Corporation shall remain completely responsible to ensure that the Project Facilities comply with this Agreement.

12.4.	Adequate Organization

Corporation shall, through the Term have requisite organization and designate and appoint suitable officers/ representatives as it may deem appropriate for implementing the Project properly and for carrying out the purposes of this Agreement in accordance with the terms hereof.

12.5.	Disposal of Residual Inter Matter

Corporation shall collect and transport the Residual Inert Matter from the Plant to the Landfill Site and dispose the Residual Inert Matter at the Landfill Site. All charges for handling and transportation of the Residual Inert Matter will be borne by Corporation.

12.6.	Applicable Approvals

Corporation shall apply and procure all Applicable Approvals in respect of the construction, commissioning and operation of the Project Facilities provided however, any Applicable Approval that is to be obtained/granted by the First Party as per Schedule VIII, shall be obtained and/or granted by First Party upon the application for the same being made in accordance with applicable law by Corporation and First Party shall also provide such reasonable support and assistance that Corporation may require for obtaining any such approvals.

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12.7.	Compliance With Applicable Laws and Environment Laws

Corporation shall construct, operate and maintain the Plant (and each of the Project Facilities) in accordance with Applicable Laws, including but not limited to all the applicable laws relating to protection and safeguard of the environment and the laws for preventing and monitoring pollution of environment, and obtain and maintain the Applicable Approvals required for the same.

12.8.	Repair and Maintenance Work of the Plant

Corporation shall have the right to suspend receiving and processing of MSW, if required, for undertaking maintenance or repair of any of the Project Facilities. Corporation shall provide First Party of one (1) week advance notice of any repair and maintenance work of any of the Project Facilities that will result in the suspension of the operations of the Plant or a reduction in the capacity of the Plant to process the MSW being supplied by First Party.

The Parties hereby agree that, except for shut down due to Force Majeure, the maximum number of days that die Plant will be permitted to be shut down for repair and maintenance work in a calendar year, without attracting default provisions shall be limited to an aggregate of forty five (45) days.

12.9.	No Breach of Obligations in Certain Circumstances

Corporation shall not be considered to be in breach of its obligations under this Agreement nor shall it incur or suffer any liability if and to the extent performance of any of its obligations under this Agreement is affected by or on account of any of the following:

a)	Force Majeure Event, subject to the provision of clause 22.1, or

b)	First Party Event of Default as under clause 17.1 (b), or

c)	Compliance with the instructions of First Party or the directions of any government agency/competent authority, or

d)	Closure of the Project Facilities or part thereof as permitted under this Agreement or otherwise with the approval of the First Party, or

e)	Closure of the Landfill Site or any interference with the right of Corporation to dispose the Residual Inert Matter at the Landfill Site, or

f)	Concession agreement with First Party.

12.10.	Project Engineer and/ Project Manager of Corporation

a)	Corporation shall within six (6) months from the date hereof, appoint a suitable person to act as the Project Engineer and/or Project manager for supervision and monitoring of the construction and operation of the Plant. The Project Engineer shall also be responsible for maintaining proper coordination and exchange of information with the First Party representative.

b)	Corporation shall be fully entitled to remove and replace the Project Engineer, if so deemed expedient by Corporation.

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c)	Corporation alone shall be responsible for payment of the salary and/or fees and other benefits, expenses payable to the Project Engineer and/or Project manager.

12.11.	Processing of MSW

Corporation hereby assures First Party that, from the Date of Commissioning and subject to the provisions of this Agreement and delivery of the required MSW by First Party, the Plant shall be able to accept for processing a minimum of Four Thousand Nine Hundred (4,900) tons of First Party MSW per week ("Minimum Guaranteed Quantity"). At the end of each week, after the Date of Commissioning, Corporation shall submit a report to First Party providing the calculation of the quantity of First Party MSW that had been delivered by First Party and the quantity of MSW that had been accepted by the Plant during the relevant immediately preceding week.

12.12.	Compliance to Environment Laws

Corporation undertakes to establish a fully equipped laboratory to monitor the quality of water, air, soil and impact of the project on the same.

12.13.	Digitized Map of City

The Parties hereby agree that in order to monitor the growth of the municipality and its population in a viable and regular manner that would enable estimation of the growing requirements for management and disposal of MSW, Corporation shall maintain a digitized map of the municipality and update it at the end of each calendar year:

Corporation shall submit an annual report to the Board on its observations of the estimated growth of MSW generation over the preceding year based on the digital map that it maintains.

12.14.	Web Site

Corporation shall maintain a web site that provides details of the plant and the processes that it operates in such reasonable detail as would enable awareness about the Plant operation to any person accessing the web site. Without prejudice to the generality of the foregoing, Corporation shall provide, on its website, details of the quantity of liquid, solid and gaseous Material discharged from the Plant and update the information as to these quantities weekly basis.

12.15.	Implementation Plan

Corporation shall ensure that it undertakes the construction and commissioning of the Plant in accordance with the implementation plan annexed hereto as Schedule XII to this Agreement.

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13. ADDITIONAL OBLIGATIONS OF FIRST PARTY

Without prejudice and in addition to the other obligations of First Party specified in this Agreement, First Party shall have the following additional obligations to enable the due implementation of the Project by Corporation:

13.1.	Disposal of Waste During Plant Shutdown

It is hereby agreed that such quantity of MSW that cannot be accepted by Corporation for processing in the Plant because of shut down of the Plant in accordance with clause 12.8 for repair and maintenance or upon the occurrence of Force Majeure Event, shall be disposed by First Party, at its own cost, directly at the Landfill Site or at such other location or in such other manner as may be deemed appropriate by First Party.

13.2.	Applicable Approvals

a)	First Party, shall facilitate Corporation in procuring all Applicable Approvals (refer Schedule VIII) and provide all co-ordination with various State and other concerned authorities and agencies and all other assistance and facilities (including for supply of utilities like water and electricity required during construction and maintenance of the Plant) as envisaged herein, free of any cost (except as otherwise expressly provided herein) as required and needed for the implementation of the Project and for the purposes of this Agreement. First Party shall, without prejudice to the generality of the foregoing, extend all required assistance to Corporation in gutting permission from any agencies/authorities to establish and maintain water and electricity and line as also distribution lines for RDF generated power and steam, on and through their land;

b)	without prejudice to the generality of clause 13.2 (a) above, First Party shall:

i.	recommend and forward to the relevant authority /ministry /Department, any application of Corporation to obtain any Applicable Approval;

ii.	co-ordinate the grant of the Applicable Approval with the relevant authority/ministry/department and assist Corporation in getting necessary clearances from the relevant authorities / ministry /departments, ensure that the building plans for the Project Facilities at Site are duly and expeditiously approved by the concerned authorities of First Party (if applicable) under the Act / building by-laws / other relevant by-laws or regulations;

iii.	will engage, at the same time as these presences, in the full execution of the Land Lease Agreement (attached as Schedule V), Supply of Treated Sewage/Effluent (STP) Agreement (attached as Schedule VI) and the Power Purchase Agreement (PPA) (separate referenced Agreement).

Nota Bene: It should however be noted that in case the Project is not granted one or more Approvals in spite of First Party providing all necessary support for obtaining same, it shall be considered and/or deemed as First Party’s Event of Default against the Corporation..

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13.3.	Benefits to Project to Accrue Directly to Corporation

First Party hereby agrees that if there is any financial or tax benefits or otherwise in respect or on account of the Project (including but not limited to viability gap funding, grants, carbon credits, tax benefits, etc.), they shall accrue directly and exclusively to Corporation alone and not to First Party and First Party hereby undertakes that it shall not claim or file and application claiming such benefits to the prejudice of Corporation. First Party agrees to facilitate the grant or receipt of all such benefits by Corporation, whether on its own behalf or on behalf of First Party and for the purpose to give all needed recommendations, no-objections, authorizations etc. However, First Party shall not be liable to bear any cost on account of any and/or all benefits.

13.4.	First Party Assistance in Enabling Financing

First Party hereby agrees that it shall enter into such agreements on mutually acceptable terms and conditions as may be reasonably required by the Lenders in order to enable the financing of the Project (Schedule X). First Party acknowledges that under the Financing Documents the Lenders may, in certain events, take over the Plant for management or for sale or provide for transfer of the Plant to another Person. First Party hereby agrees to enter into, and any direct agreement with the Lenders, as may be required by the Lenders to enable financing of the Project. First Party agrees, for the purposes of the Financing Documents, to intimate to the Lenders by such notice as required under the Financing Documents:

a)	of the happening or likely happening of an Event of Default on the part of First Party or Corporation;

b)	of the termination of this Agreement by First Party or by Corporation;

c)	of the occurrence, continuance and cessation of any force majeure cause;

d)	of any other breach or default on the part of Corporation under this Agreement,

It is hereby clarified that no financial obligations will be undertaken by First Party or be sought to be imposed on First Party in providing assistance under this clause 13.4.

13.5.	First Party Liaison Officer

First Party shall, within fifteen (15) days from the date hereof, appoint one of its officers to act as (and herein also referred to) as First Party Liaison Officer to provide liaison and coordination with the Project Engineer in the implementation of the Project. The First Party officer who shall act as the First Party Liaison Officer can be changed by First Party from time to time and shall be notified in writing by First Party one week in advance to Corporation.

14. TAXES ON PROJECT FACILITIES

Having regard to the nature and importance of the Project aimed at reducing Environment pollution and being implemented in said discharge of the statutory liabilities and social responsibility of First Party, it is agreed that First Party shall support Corporation in seeking any exemptions from any Government Division/Ministry/Authority from levy, assessment and payment of taxes, levies, property tax, corporate income taxes, etc. in respect of the Project Facilities from the Effective Date until expiry of the Term, and assure same. The First Party will guarantee to the Corporation that the Corporation will be classified as a Special Purpose Vehicle (SPV) Corporation for the purpose of Income Tax impositions.

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15.	COVENANT OF NON-INTERFERENCE

15.1.	Non-Interference by First Party

a)	First Party covenants with Corporation that First Party or any of its officers, employees or workmen shall not, at any time, during the Term of this Agreement interfere with or obstruct in the functioning, running and the overall management of the Project and in any matter in relation to or connected therewith, subject to the provisions of this Agreement.

b)	First Party shall have no right, title or interest to the technology that would be used by Corporation in the development, operation and maintenance of the Project Facilities. First Party agrees that any technology that may be employed by Corporation in the development, operation and maintenance of the Project Facilities would be proprietary technology obtained under specific license(s) owned by the Corporation and First Party hereby undertakes that it shall not violate or cause a breach of the license arrangements of Corporation for appropriate technology.

15.2.	Site Visits by First Party

First Party shall have the right to send its duly authorized representatives to visit the Site, during normal working hours after providing at least one day’s notice, provided however, the representatives of First Party shall not interfere with or prevent Corporation officials from discharging their functions and further the First Party representatives shall not cause the suspension of the operations of the Plant and will abide by the safety and other regulations (including but not limited to regulations limiting movement of personnel) put in place by Corporation at the Site.

16.	INSURANCE

16.1.	Corporation’s Obligation

Corporation shall at its cost and expense, obtain and maintain, during the Term, all such insurances (in addition to those mandated by Applicable Laws or required by the Lenders) as may be required by First Party and the Lenders in the joint names of Corporation and the First Party.

16.2.	Insurance Proceeds

Subject to the provisions of the Financing Documents and unless otherwise provided herein, the proceeds of all insurance policies received shall be promptly applied by Corporation towards repair, renovation, restoration or re-instatement of the Project Facilities or any part thereof which may have been damaged or destroyed. Corporation may designate First Party and the Lenders as the loss payees under the insurance policies or assign the insurance policies in their favour as security for the financial assistance provided by them to the Project.

16.3.	No Breach of Insurance Obligation

If during the Term, any risk which has been previously insured becomes un-insurable due to the fact that the insurers have ceased to insure such a risk and therefore insurance cannot be maintained / re-irritated in respect of such risk, Corporation shall not be deemed to be in breach of its obligations regarding insurance under this Agreement.

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17.	EVENTS OF DEFAULT AND TERMINATION

17.1.	Events of Default

Events of Default shall mean either Corporation Event of Default or First Party Event of Default or both as the context may admit or require:

a)	Corporation Event of Default:

Any of the following events shall constitute an Event of Default by Corporation ("Corporation Event of Default") unless such event has occurred as a result of one or more reasons set out in Article 21:

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i.	Corporation has failed to achieve Date of Commissioning beyond three hundred and sixty five (365) days of the expiry Commissioning Period;

ii.	Corporation is in Material Breach of any of its obligations under this Agreement and such breach, if capable of being remedied, has not been remedied for more than sixty (60) days;

iii.	A resolution for voluntary winding up has been passed by the shareholders of Corporation;

iv.	Any petition for winding up of Corporation has been admitted and liquidator or provisional liquidator has been appointed or Corporation has been ordered to be wound up by Court of competent jurisdiction, except for the purpose of amalgamation or reconstruction, provided that, as part of such amalgamation or reconstruction and the amalgamated or reconstructed entity has unconditionally assumed all surviving obligations of Corporation under this Agreement.

b)	First Party Event of Default:

Any of the following events shall constitute an event of default by First Party ("First Party Event of Default") when not caused by a Corporation Event of Default or Force Majeure Event:

i.	First Party has failed to pay compensation to Corporation as per provisions of clause 4.2 and clause 6.2 for a period of 2 months;

ii.	First Party is in Material Breach of any of its obligations under this Agreement that are more specifically mentioned in clause 6.6 and clauses 13.2, 13.4 and 15.1, and has failed to cure such breach within sixty (60) days of receipt of notice thereof issued by the Corporation;

iii.	First Party has unlawfully repudiated this Agreement or otherwise expressed its intention not to be bound by this Agreement.

17.2.	Termination due to Event of Default

a)	Termination for Corporation Event of Default:

i.	Without prejudice to any other right or remedy which First Party may have in respect thereof under this Agreement and subject to the existing rights of the Lenders (including the rights under clause 12.2 (b)), upon the occurrence of a Corporation Event of Default, First Party shall be entitled to terminate this Agreement in the manner as set out under clauses 17.2(a)(ii), 17.2(a)(iii), 17.2(c), 17.2(d) and 17.2(f);

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ii.	If First Party decides to terminate this Agreement pursuant to preceding Sub-clause (i), it shall in the first instance issue Preliminary Notice to Corporation. Within thirty (30) days of receipt of the Preliminary Notice, Corporation shall submit to First Party in sufficient detail, the manner in which it proposes to cure the underlying Event of Default ("Corporation's proposal to Rectify"). In case of non-submission of Corporation's Proposal of Rectify within the said period of thirty (30) days. First Party shall be entitled to terminate this Agreement by issuing Termination Notice, if subsisting;

iii.	If the Corporation's Proposal to rectify is submitted within the period stipulate therefore, Corporation shall have further period of thirty (30) days to remedy / cure the underlying Event of Default. If, however Corporation fails to remedy/cure the underlying Event of Default within such further period allowed First Party shall be entitled to terminate this Agreement, subject always to the provisions of clause 12.2, by issue of Termination Notice, if subsisting.

b)	Termination for First Party Event of Default:

i.	Without prejudice to any other right or remedy which Corporation may have in respect thereof under this Agreement and subject to the rights of the Lenders, upon the occurrence of First Party Event of Default, Corporation shall be entitled to terminate this Agreement by issuing Termination Notice;

ii.	If Corporation decides to terminate this Agreement pursuant to preceding Sub-clause (i) it shall in the first instance issue Preliminary Notice to First Party. Within thirty (30) days of receipt of Preliminary Notice. First Party shall forward to Corporation its proposal to remedy / cure the underlying Event of Default (the "First Party’s Proposal to Rectify"). In case of non-submission of First Party Proposal to Rectify, within the period stipulated therefore, the Corporation shall be entitled to immediately terminate this Agreement by issuing Termination Notice and sell its Project facilities of the MSW to Energy Complex to the First Party, and the First Party will have to buy same within thirty (30) days, in accordance to the stipulations of 17.2(f)(i) or 17.2(f)(ii), depending on the situation.

iii.	If First Party Proposal to rectify is forwarded to the Corporation within the period stipulated thereof, First Party shall have further period of thirty (30) days to remedy / cure the Underlying Event of Default. If, however First Party fails to remedy/cure the underlying Event of Default within such further period allowed, the Corporation shall be entitled to immediately terminate this Agreement by issuing Termination Notice and sell its Project facilities of the MSW to Energy Complex to the First Party, and the First Party will have to buy same within thirty (30) days, in accordance to the stipulations of 17.2(f)(i) or 17.2(f)(ii), depending on the situation.

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c)	Termination Notice:

If a Party having become entitled to do so decides to terminate this Agreement pursuant to the preceding Sub-clause (a) or (b), it shall issue Termination Notice setting out;

i.	in sufficient detail the underlying Event of Default;

ii.	the Termination Date which shall be a date occurring not earlier than sixty (60) days from the date of Termination Notice;

iii.	the estimated termination payment including the details of computation thereof; and

iv.	any other relevant information

The Parties hereby agree that any Termination Notice shall also be sent to all Lenders by registered post/courier and a public notice of default of the Corporation/First Party in leading daily newspaper (of both English and French) of the city.

d)	Obligation of Parties upon receipt of Termination Notice:

Following issue of Termination Notice by either Party, the Parties shall, subject to the provision of the Financing Documents and the rights of the Lenders provided therein, promptly take all such steps as may be necessary or required to ensure that;

i.	until Termination the Parties shall, to the fullest extent possible, discharge their respective obligations so as to maintain the continued operation of the Project Facilities;

ii.	the Termination Payment, payable by First Party in accordance with the following sub-clause (f) if paid to Corporation on the Termination Date, and

iii.	the Project Facilities will be sold to the First Party by Corporation and transferred back to First Party by Corporation on the Termination Date, free from any encumbrances, with the exception of any Lender’s rights registered on the Project Facilities for financing reasons.

e)	Withdrawal of Termination Notice:

Notwithstanding anything inconsistent contained in this Agreement, if the Party who has been served with the Termination Notice cures the underlying Event of Default to the satisfaction of the other Party at any time before the Termination occurs, the Termination Notice shall be withdrawn by the Party which had issued the same, provided that the Party in breach shall compensate the other Party for any direct costs / consequences occasioned by the Event of Default which caused the issue of Termination Notice.

f)	Termination Payments:

I.	Upon Termination of this Agreement on account of First Party Event of Default, Corporation shall be entitled to the following termination payments:

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i.	if the Termination occurs prior to the COD, then First Party shall pay Corporation Termination Payment equivalent to the Development Costs incurred by Corporation and two hundred fifty percent (250%) as penalty costs.

ii.	if the Termination occurs after COD, then First Party shall pay Corporation as Termination Payment, a sum equal to:

a.	the total Development Cost of the Concept (Technology, Research, Development, etc…) and the Project Facility, plus

b.	two hundred fifty percent (250%) of the Project Facility Development Cost subscribed in cash.

II.	Upon Termination of this Agreement on account of Corporation Event of Default First Party shall be liable to buy from Corporation the Project facilities of the MSW to Energy Complex, in conformity to clauses 17.2(f)(i) or 17.2(f)(ii), and First Party shall be liable to ensure that the Lenders are duly notified of the Preliminary Termination Notice and the Termination Notice and are involved in the resolution of the Corporation Event of Default and are given due notice and opportunity to exercise their rights pursuant to the Financing Documents, clause 12.2 and Schedule X. In the event of an issuance of a Preliminary Termination Notice on account of Corporation Event of Default, and if the Corporation Event of Default is not cured and the Lenders fail to exercise or enforce or commence proceedings for the exercise or enforcement of their rights (including security rights and Step-in Rights) pursuant to the relevant Financing Documents and clauses 12.2 and 18.2, First Party shall have the right to Terminate this Agreement and take over the Project Facilities of the MSW to Energy Complex by paying the Termination Payments in conformity to clauses 17.2(f)(i) or 17.2(f)(ii), depending on the situation, assuming all obligations (debts/liabilities) to Lenders, whilst respecting the rights and interests of the Lenders and Corporation shall be obligated to transfer the Project Facilities of the MSW to Energy complex, together with the encumbrances created in favour of the Lenders under the Financing Agreements, in accordance with the provisions of clauses 12.2, 18.1 and 18.2 below provided; however, this shall not prejudice any right to receive payment from First Party that may have accrued to Corporation prior to the Termination. However, upon such Termination due to Corporation Event of Default and in case Lenders do not exercise their right to Substitute and decide to enforce security and encumbrances as per provisions of clauses 12.2, 18.1 and 18.2, the First Party shall intervene to negotiate and assume liability or pay all monetary obligations due to Lenders, and assume title of the Project Facilities, therefrom. Any amount remaining after satisfying Lenders dues shall be distributed to First Party, contingent same does not have any outstanding obligations to the Corporation, due to the First Party’s acquisition of BioCrude’s interest in the Project Facilities of the MSW-Energy complex.

17.3.	Rights of First Party on Termination

Subject to the provisions of Article 17 or Article 19, upon Termination of this Agreement and after Corporation has received all the payments due from First Party under this Agreement, First Party shall have the power and authority to:

a)	enter upon and take possession and control of the Project Facilities;

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b)	prohibit Corporation and any person claiming through or under Corporation from entering upon / dealing with the Project Facilities.

17.4.	Accrued Rights of Parties

Notwithstanding anything to the contrary contained in this Agreement, any termination of this Agreement shall be without prejudice to accrued rights of either Party including its right to claim and recover money damages and other rights and remedies which it may have in law or contract. The rights and obligations of either Party under this Agreement, including without limitation those relating to the Termination Payment, shall survive the Termination but only to the extent such survival is necessary for giving effect to such rights and obligations.

18.	STEP IN RIGHTS

18.1.	Lender’s Step In Right

The Parties agree that, notwithstanding anything to the contrary hereinabove contained, before First Party can terminate this Agreement for a Corporation Event of Default, it shall provide a copy of the Preliminary Notice to the Lenders of Corporation and the Lenders shall, in addition to any other rights and security rights that the Lenders may have under the Financing Documents, take over and change the management of Corporation and to take over the Plant, have the right to appoint a substitute entity to take over the Project Facilities and the implementation of the Project under this Agreement provided however, that the Lenders shall exercise this right or commence proceedings to exercise their rights, within a period of thirty (30) days from the receipt of Preliminary Notice. In the event the Lenders do not appoint a substitute entity, within a period of 3 months commencing from the expiry of 30 days from the receipt of Preliminary Notice, which may be extended for up to another Three (3) months by First Party at the request of the Lenders (Schedule X). In the event the Lenders are not in a position to identify and appoint a substitute entity within the aforesaid period of Three (3) months or any extension thereof, and First Party also does not proposes to take over the Plant, then the Lenders shall ensure that, then they enforce and satisfy their security charges and other Encumbrances (including but not limited to by auctioning the secured assets of the Plant excluding the land granted to Corporation by First Party) that they may have over the Plant and provide the Vacant Possession of the Site to the First Party, in accordance with Article 19 below.

First Party shall, in the event such a substitute entity is notified by the Lenders, not terminate this Agreement and will transfer this Agreement to such substitute entity and the substitute entity shall thereafter implement the Project provided however, the Lenders shall have no obligation to appoint a substitute entity and shall not in any manner be liable or responsible for the Corporation Event of Default.

18.2.	Termination Subject to Lender’s Rights

First Party hereby agrees that its right to terminate this Agreement and obtain possession of the Project Facilities shall always be subject to the rights of the Lenders and any Encumbrances created in favor of the Lenders under the Financing Documents and any agreement entered into by First Party directly with the Lenders pursuant to clauses 13.4 and 18.2.

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19.	TRANSFER AND HANDBACK OF PROJECT FACILITIES

Upon the completion and expiry of the Term of this Agreement or early Termination of this Agreement, Corporation shall, after receiving all payments due from First Party under this Agreement, either:

a)	transfer, to First Party, the Plant (together with the Project Facilities) and the Site, in a condition as may be mutually agreed to between the Parties, together with the right, title and interest of Corporation;

b)	in the event First Party does not want to take over the Plant, Corporation (or the Lenders, as the case may be) shall hand back Vacant Possession of the Site, free from all physical structures of the Plant, to First Party, without any additional compensation whatsoever.

In order to enable Corporation (or the Lenders, as the case may be) to deliver Vacant Possession of the Site free from all physical structures of the Plant, an additional period of six (6) months from the expiry or early termination of the Term of this Agreement shall be provided.

It is to be noted that on expiry of the Term of this Agreement, if First Party wants the Plant, then the Payments to be made by First Party to Corporation will be equal to "Market Value" of the Project facilities. In any case, before Handback of Project facilities, Corporation will execute all such documents and writings as required for transfer of Project to First Party provided however, in the event of early termination, if First Party wants the Plant, then the transfer of the Plant (including the Project Facilities) shall occur together with any Encumbrances created in favour of the Lenders under the relevant Financing Documents. Corporation will also execute all such documents and writings as required in that behalf. Corporation will also transfer / endorse all licenses, permissions, permits or consents then existing in respect of the Project Facilities to First Party or issue the necessary no objections in that regard or surrender such licenses, permissions etc. in favour of First Party.

For the sake of clarity, upon handback of Project by Corporation to First Party, the employees of Corporation remain to be employees of Corporation only. First Party shall not be responsible for taking over the management and control of Corporation and any acts and deeds of Corporation in relation to the Project or otherwise.

In the event First Party is taking over the Plant instead of insisting of delivery of Vacant Possession of the Site, it will, if necessary, have to enter into suitable agreements with the owners of the technology being used in the Project Facilities for directly obtaining any necessary license and right on non-exclusive and non -transferable basis, to continue to use the relevant technology only for the purposes of operation and maintenance of the Plant.

For the purpose of this Article 19, "Book Value" is the value net of depreciation computed on straight-line basis as per the rates specified in under “GAAP” or “IFRS” (“Generally Accepted Accounting Principles”, or “International Financial Reporting Standards”, respectively).

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20.	LIMITATION OF LIABILITY

a)	First Party shall not be directly or indirectly liable for any claims, liability, costs, expenses, damages and losses that may be sought by any third party in relation to any default in the operation and maintenance of the Project Facilities and Corporation shall maintain suitable insurance against potential third party liability arising in relation to the operation and maintenance of the Plant.

b)	First Party hereby agrees that Corporation shall not have any liability (monetary or otherwise) for Corporation Event of Default other than the obligation to transfer the Project Facilities to First Party in accordance with the provisions of this Agreement, in the event of termination.

c)	First Party hereby agrees that it is the owner of the lands constituting the Site and further that First Party desires the construction, operation and maintenance of the Project Facilities and the Plant thereon for the purposes of enabling the management, storage, processing and disposal of Municipal Waste. Consequently, First Party hereby agrees to indemnify and hold Corporation harmless against any claims, liability, costs, expenses, damages and losses that Corporation may incur as a result of any claim, litigation, action instituted by any third party against the use of the Site for the purposes of the development, construction, operation and maintenance of any one or more of the Project Facilities or the Plant.

21.	GOVERNING LAW AND DISPUTE RESOLUTION (ARBITRATION)

21.1	Governing Law

This Agreement shall be governed by and construed in accordance with the Laws of Canada.

21.2	Amicable Settlement

21.2.1	Either Party is entitled to raise any claim, dispute or difference of whatever nature arising under, out of or in connection with this Agreement including its existence or validity or termination (collectively "Dispute") by giving a written notice to the other Party, which shall contain:

i.	a description of the Dispute;

ii.	the grounds for such Dispute; and

iii.	all written material in support of its claim.

21.2.2	The other Party shall, within thirty (30) days of issue of dispute notice issued under clause 21.2.1, furnish:

i.	counter-claim and defenses, if any, regarding the Dispute; and

ii.	all written material in support of its defenses and counter-claim.

21.2.3	Within thirty (30) days of issue of notice by any Party pursuant to clause 21.2.1 or clause 21.2.2, both the Parties to the Dispute shall meet to settle such Dispute amicably. If the Parties fail to resolve the Dispute amicably within thirty (30) days of receipt of the notice referred to in the preceding sentence, the Dispute shall be referred to Dispute Resolution in accordance with clause 21.3.

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21.3	Dispute Resolution

21.3.1	For all disputes that arise, the Disputes will be resolved by arbitration, and will respect the rules, regulations and procedures thereto. The Disputes shall be resolved by arbitration under the Canadian Arbitration and Conciliation Act and its by-laws. Herein under is the procedure to be followed:

i.	The Arbitration tribunal shall consist of three (3) arbitrators to be appointed in accordance with the Canadian Council of Arbitration Rules. Each of the parties will select an arbitrator and the two (2) arbitrators will select the third (3rd) arbitrator.

ii.	The place of arbitration shall be Canada. The language of the arbitration shall be English, with official translation services in Grande Comore, Union of the Comoros.

iii.	The arbitration tribunal's award shall be substantiated in writing. The arbitration tribunal shall also decide on the costs of the arbitration proceedings and the allocation thereof.

iv.	The arbitration decision (award) shall be approved as final and enforceable in any court having jurisdiction in the country of the First Party, acknowledging and approving same, subject to the applicable laws thereto.

21.4	Parties to Perform Obligations

Notwithstanding the existence of any Dispute and difference referred to the Appropriate Commission or the arbitral tribunal as provided in clause 21.3 and save as the Appropriate Commission or the arbitral tribunal may otherwise direct by a final or interim order, the Parties hereto shall continue to perform their respective obligations (which are not in dispute) under this Agreement.

22.	FORCE MAJEURE AND CHANGE IN LAW

22.1.	Force Majeure Event

Any event lying beyond the reasonable control of a Party and not brought about at the instance of the Party claiming to be affected by such event ("Affected Party") which the Affected Party could not prevent or overcome despite having exercised due care and diligence and which results in a Material Adverse Effect shall constitute a Force Majeure Event. Such events include any or all of Non Political Event, Indirect Political Event and/or Political Event as defined below, provided they fulfill the requirements stated in the preceding sentence, shall include, but not be limited to the following:

a)	earthquake, flood, inundation and landslide;

b)	storm, tempest, hurricane, cyclone, lightning, thunder or other extreme atmosphere disturbances;

c)	fire caused by reasons not attributable to the Affected Party or its management;

d)	acts of terrorism;

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e)	strikes, labour disruptions or any other industrial disturbances not arising on account of the acts or omissions of the Affected Party;

f)	break down of the Plant or any part thereof;

g)	action of a Government Agency having Material Adverse Effect including by not limited to:

i.	acts of expropriation, compulsory acquisition or takeover by any Government Agency of the Project / Project Facilities or any part thereof or of Corporation's rights in relation to the Project;

ii.	any judgment or order of a court of competent jurisdiction made against Corporation or any contractor appointed by Corporation for the purposes of the Project, in any proceedings which is non-collusive and duly prosecuted by Corporation.

iii.	any unlawful, unauthorized or without jurisdiction refusal to issue or to renew or the revocation of any Applicable Approvals, in each case, for reasons other than Corporation's or any of its contractor's breach or failure in complying with the, Applicable Laws, Applicable Approvals, any judgment or order of a Governmental Agency or of any contract by which Corporation or its contractor as the case may be is bound.

War, hostilities (whether declared or not) invasion act of foreign enemy, rebellion, riots, weapon conflict or military actions, civil war, ionizing radiation, contamination by radioactivity, any nuclear waste, radioactive toxic explosion, and volcanic eruptions, amongst other reasons.

Provided that First Party's inability to supply MSW wholly or in part from the aforementioned First Party Supply Area shall not constitute a Force Majeure Event.

22.2.	Notice of Force Majeure Event

a)	A soon as practicable and in any case within 7 days of the date of occurrence of a Force Majeure Event or the date of knowledge thereof, the Affected Party shall notify the other Party and also the Project Engineer and the First Party representative of the same setting out, inter alia, the following in reasonable detail:

i.	the nature and extent of the Force Majeure Event;

ii.	the estimated duration of the Force Majeure Event;

iii.	the nature of and the extent to which, performance or any of its obligations under this Agreement is affected by the Force Majeure Event;

iv.	the measures which the Affected Party has taken or proposes to take to alleviate / mitigate the impact of the Force Majeure Event and to resume performances of such of its obligations affected thereby; and

v.	any other relevant information concerning the Force Majeure Event, and / or the rights and obligations of the Parties under this Agreement.

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b)	As soon as practicable and in any case within 5 days of notification by the Affected Party in accordance with the preceding sub-clause (a), the Parties shall along with the Project Engineer and the First Party representative meet, hold discussions in good faith and where necessary conduct physical inspection / survey of the Project Facilities in order to:

i.	assess the impact of the underlying Force Majeure Event;

ii.	to determine the likely duration of Force Majeure Period and

iii.	to formulate damage mitigation measures and steps to be undertaken by the Parties for resumption of obligations the performance of which shall have been affected by the underlying Force Majeure Event.

c)	The Affected Party shall during the Force Majeure Period provide to the other Party and the Project engineer/ First Party representative regular (not less than weekly) reports concerning the matters set out in the preceding sub-clause (b) as also any information, details or document, which the other Party may reasonably require.

22.3.	Performance of Obligations

If the Affected Party is rendered wholly or partially unable to perform any of its obligations under this Agreement because of a Force Majeure Event, it shall be excused from performance of such obligation to the extent it is unable to perform the same on account of such Force Majeure Event provided that:

a)	due notice of the Force Majeure Event has been given as required by the preceding clause 22.1;

b)	the excuse from performance shall be of no greater scope and of no longer duration than is necessitated by the Force Majeure Event;

c)	the Affected Party has taken all reasonable efforts to avoid, prevent, mitigate and limit damage, if any, cause or is likely to be caused to the Project Facilities as a result of the Force Majeure Event and to restore the Project Facilities as a result of the Force Majeure Event and to restore the Project Facilities, in accordance with the Good Industry Practice and its relative obligations under this Agreement;

d)	when the Affected Party is able to resume performance of its obligations under this Agreement, it shall give to the other Party and the Project engineer and First Party representative written notice to that effect and shall promptly resume performance of its obligations hereunder the non-issue of such notice being no excuse for any delay for resuming such performance;

e)	the Affected Party shall continue to perform such of its obligations which are not affected by the Force Majeure Event and which are capable of being performed in accordance with the Agreement;

f)	any insurance proceeds received shall be, subject to the provisions of Financing Documents, entirely applied to repair, replace or restore the assets damaged on account of the Force Majeure Event or in accordance with Good Industry Practice.

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22.4.	Termination due to Force Majeure Event

a)	Termination

If a Force Majeure Event, excluding events described under clauses 22.1 (g), continues or is in the reasonable judgment of the Parties likely to continue beyond a period of One Hundred and Twenty (120) days, the Parties may mutually decide to terminate this Agreement or continue this Agreement on mutually agreed revised terms. If the Parties are unable to reach an agreement in this regard, the Corporation shall, after the expiry of the said period of One Hundred and Twenty (120) days, be entitled to terminate this Agreement.

b)	Termination Notice

If Corporation having entitled to do so, decides to terminate this Agreement pursuant to the preceding sub-clause 22.4 (a), it shall issue Termination Notice setting out:

i.	in sufficient detail the underlying Force Majeure Event;

ii.	the Termination Date which shall be a date occurring not earlier than seven (7) days from the date of Termination Notice;

iii.	any other relevant information

a.	Obligation of Parties

Following issue of Termination Notice by the Corporation, the Parties shall promptly take all such steps as may be necessary or required to ensure that;

i.	the Payment, if any, payable by First Party in accordance with the terms of this Agreement paid to Corporation on the Termination Date and

ii.	Corporation receives the Insurance proceeds in accordance with the following clause (d) on or before the Termination Date and

iii.	The Project Facilities are handed over to First Party by Corporation on the Termination Date free from all Encumbrances in accordance with provisions of the Article 19, to the extent applicable, respecting the rights and interests of the lenders of the project.

b.	Termination Payment

Upon Termination of this Agreement due to a Force Majeure Event, First Party shall not be liable to pay to any Termination Payments to Corporation, unless the insurance company refuses to make payment of claim.

22.5.	Change in Law following signature of this contract

a)	Following the signature of these presences, the First Party cannot modify, nor eliminate, nor adopt any law or by-law that can affect or nullify this contract in whole or in part.

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b)	The First Party is a party of this contract and is also the legislator of law in the country and formally declares that no law, by-law will be adopted or eliminated, that will affect this contract, in whole or in part, for the term of thirty (30) years, and for the option of renewal.

23.	JURISDICTION

Subject to Article 21, only the courts in Ontario, Canada shall have jurisdiction to try all disputes and matters arising out of an under this Agreement, after reference to arbitration.

24.	NO WAIVER OF RIGHTS AND CLAIMS

Any forbearance, toleration or delay in invoking any of the rights or claims accruing in favour of any party under the terms of this Agreement shown or made by such a party in whose favour such rights or claims might have vested by virtue of this Agreement shall neither constitute nor be construed to be a waiver of such rights or claims accruing in respect of such a Party.

25.	SCHEDULES AND ANNEXURES

All schedules and annexures and other explanatory details attached to this Agreement shall be deemed to be a part of this Agreement.

26.	SUPERCESSION OF EARLIER AGREEMENTS

This Agreement represents the entire Agreement between First Party and Corporation and all agreements, correspondence, notes or any other document submitted or understandings made or reached by and between the parties inter se in respect of the subject matter of these presents prior to the date hereof shall be deemed to have been superseded and revoked on the execution of this Agreement.

27.	NOTICES

Unless otherwise stated, notices to be given under this Agreement including but not limited to a notice of waiver of Term, breach of any term of this Agreement and termination of this Agreement, shall be in writing and shall be given by hand delivery/ recognized international courier, mail, telex or facsimile and delivered or transmitted to the parties at their respective addresses set forth below:

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Name, Address, Tel. & Fax of First Party:

Gouvernorat de l’Île Autonome de la Grande Comore

Route de Moroni- Itsandra

Moroni, Île Autonome de la Grande Comore, Union des Comores

(Attn: The Honourable HASSANI Hamadi, Governor and/or

Mr. Mohamed Abdou MLANAO, Commissaire à l’Environnement, à l’Urbanisme, au Développement Durable et à l’Énergie, à l’Emploi, à l’Entreprenariat et à la Solidarité and/or Mr. Moustapha Chamssoudine DADA, Mayor of Moroni)

Tel: +269 773 13 64; +269 773 84 77; +269 764 44 77

Fax:

Email: sgg.ngazidja@gmail.com

Website: http://www.gouvernorat-ngazidja.com

Name, Address, Tel. & Fax of Second Party (Corporation):

BioCrude Technologies, INC.

1255 Phillips Square, Suite 605

Montreal, Quebec, Canada H3B 3G5

(Att: Mr. John Moukas, Chairman/CEO)

Tel: (877) 878-1268

Fax: (877) 778-1568

Email: jmoukas@biocrudetech.com

Website: http://www.biocrudetech.com

All notices under this Agreement shall be in English or French.

28.	LEGAL CHARGES

The prescribed legal charges for execution of this Agreement and such other agreements as are contemplated hereinabove shall be borne by Corporation.

29.	COUNTERPARTS

This Agreement may be executed in six (6) counterparts, each of which when executed and delivered shall constitute an original of this Agreement but shall together constitute one and only one Agreement.

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30.	ASSIGNMENT & CHARGES

30.1	Assignments

This Agreement shall be binding upon, and inure to the benefit of the Parties and their respective successors and permitted assigns. The Corporation can assign (sell/transfer) this agreement to any affiliate, holding, third party or Lenders by simply notifying Assignor of same. This Agreement and the other Project Documents shall continue to remain valid and binding on such successor of assignment (sell/transfer).

For further clarity and notwithstanding anything contained above in this clause, the Corporation shall not require any prior approval of the First Party for assigning its rights and obligations under this Agreement.

30.2	Permitted Charges

30.2.1      Notwithstanding anything contained in clause 30.1, the Corporation shall not require any prior approval of the First Party for creating any encumbrance, right, title, or interest over all or part of the receivables, Payment Mechanism or the Project Facilities and/or the other assets of the Project and/or the Project Documents in favour of the Lenders or the Lender's Representative on their behalf, only for the purposes of carrying out the obligations under this Agreement, as security for:

a)	amounts payable under the Financing Agreements; and

b)	any other amounts agreed by the Parties,

30.2.2	clause 30.1 does not apply to:

a)	liens arising by operation of law (or by an agreement evidencing the same) in the ordinary course of the Corporation carrying out the Project;

b)	pledges of goods, the related documents of title and / or other related documents, arising or created in the ordinary course of the Corporation carrying out the Project; or

c)	security arising out of retention of title provisions in relation to goods acquired in the ordinary course of the Corporation carrying out the Project.

31.	NO PARTNERSHIP

Nothing herein contained shall be construed to constitute a partnership between First Party and Corporation, or to constitute either party as the agent of the other and neither party shall hold itself out as such.

32.	SEVERABILITY

If any provision of this Agreement shall be declared illegal, void or unenforceable, the same shall not affect the other provisions herein which shall be considered severable from such provision and shall remain in full force and effect.

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33.	REPRESENTATION AND WARRANTIES

33.1.	Representation and Warranties of First Party (Schedule IX)

33.2.	Representation and Warranties of Corporation (Schedule IX)

33.3.	General Continuing Guaranty

33.3.1	Guaranty of Obligations

Guarantor unconditionally, absolutely and irrevocably guarantees and promises to pay to Corporation, on order or demand, in lawful money of American (US) dollars, any and all indebtedness and obligations of First Party to Corporation and the payment to Corporation of all sums which may be presently due and owing to Corporation from First Party under this Agreement, and by extension, the renewal option. The terms indebtedness and obligations are (hereinafter collectively referred to as the Obligations) used herein in their most comprehensive sense and include any and all advances, debts, obligations and liabilities of First Party, heretofore, now, or hereafter made, incurred or created, whether voluntarily or involuntarily, and however arising whether due or not due, absolute or contingent, liquidated or unliquidated, determined or undetermined, whether First Party may be liable individually or jointly with others, whether recovery upon such indebtedness may be or hereafter becomes barred by any statute of limitations or whether such indebtedness may be or hereafter becomes otherwise unenforceable, and includes Corporation’s prompt, full and faithful performance regarding the execution of these presences. The Guarantor will allow the Corporation to seize and sell its assets (including marketable commodities) up to amount of the monetized default (monies owed), in the case that the Guarantor does not have the capacity to execute payment of its defaulted obligations.

33.3.2	Continuing Guaranty

This General Continuing Guaranty is a continuing guaranty which shall remain effective until this Guaranty has been expressly terminated and relates to any obligations including those which arise under successive transactions which shall either continue the Obligations from time to time or renew them after they have been satisfied. Any such termination shall be applicable only after written notice to Corporation, and only to transactions having their inception prior to such date. No termination shall be effective until such time as First Party is no longer committed or otherwise obligated to make any payment to Corporation. In the absence of any termination of this Guaranty, Guarantor agrees that nothing shall discharge or satisfy its obligations created hereunder except for the regular full payments till the termination of these presences.

33.3.3	Rights are Independent

Guarantor agrees that it is directly and primarily liable to Corporation, that the obligations hereunder are independent of the obligations of First Party and that a separate action or actions may be brought and prosecuted against Guarantor, whether action is brought against First Party or whether Corporation is joined in any such action or actions. Guarantor agrees that any releases which may be given by First Party to Corporation or any other guarantor or endorser shall not release it from this Guaranty.

33.3.4	Default

In the event that any bankruptcy, insolvency, receivership or similar proceeding is instituted by or against Guarantor and/or the First Party or in the event that either the Guarantor or Corporation become insolvent, make an assignment for the benefit of creditors or attempt to effect a composition with creditors, or if there be any default under the Agreement (whether declared or not), then, at First Party election, without notice or demand, the Obligations of Guarantor created hereunder shall become due, payable and enforceable against Guarantor whether or not the Obligations are then due and payable.

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33.3.5	Indemnification

Guarantor agrees to indemnify Corporation and hold Corporation harmless against all obligations, demands and liabilities, by whomsoever asserted and against all losses in any way suffered, incurred or paid by First Party as a result of or in any way arising out of, following or consequential to transactions with First Party whether under the Agreement, or otherwise, and also agrees that this Guaranty shall not be impaired by any modification, supplement, extension or amendment of any contract or agreement to which First Party and Corporation may hereafter agree, nor by any modification, release or other alteration of any of the Obligations hereby guaranteed or of any security therefore, nor by any agreements or arrangements whatever with First Party or anyone else.

33.3.6	Waiver of Defenses

Guarantor hereby waives any right to assert against Corporation as a defense, counterclaim, setoff on cross claim, any defense (legal or equitable), setoff, counterclaim and claim which Guarantor may now or at any time hereafter have against Corporation and any other party liable to First Party in any way or manner.

Guarantor hereby waives all defenses, counterclaims and offsets of any kind or nature, arising directly or indirectly from the present or future lack of perfection, sufficiency, validity or enforceability of the agreements or any security interest thereunder.

Guarantor hereby waives any defense arising by reason of any claim or defense based upon an election of remedies by First Party, which, in any manner impairs, affects, reduces, releases, destroys or extinguishes Guarantors subrogation rights, rights to proceed against First Party for reimbursement, or any other rights of the Guarantor or against any other person or security, including, but not limited to, any defense based upon an election of remedies by First Party under the provisions of applicable law. Guarantor waives all presentments, demands for performance, notices of nonperformance, protests, notices of protests, notice of dishonor, notices of default, notice of acceptance of this Guaranty, and notices of the existence, creating or incurring of new or additional indebtedness, and all other notices or formalities to which Guarantor may be entitled.

33.3.7	Waiver of Jury Trial

Guarantor waives any right to a jury trial in any action hereunder or arising out of First Party transactions with Corporation.

If a Dispute arises out of or in connection with any claims regarding the current article, such Dispute shall be resolved by arbitration, as defined hereinabove in Article 21. In the event of such Dispute remaining unresolved, any party to such Dispute may refer the matter to registrar under the Rules of the Canadian Council of Arbitration.

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33.3.8	Waiver of Rights of Subrogation

The Guarantor shall have no right of subrogation, reimbursement, exoneration, contribution or any other rights that would result in the Guarantor being deemed a creditor of First Party under Bankruptcy Code/law or any other law or for any other purpose and the Guarantor hereby irrevocably waives all such rights, the right to assert any such rights and any right to enforce any remedy which Guarantor may now or hereafter have against First Party and hereby irrevocably waives any benefit of and any right to participate in, any security now or hereafter held by First Party, whether any of the foregoing rights arise in equity, at law or by contract.

33.3.9	Financial Condition of First Party

Guarantor is presently informed of the financial condition of the First Party and of all other circumstances which a diligent inquiry would reveal and which bear upon the risk of nonpayment of the Obligations. Guarantor hereby covenants that it will continue to keep itself informed of First Party financial condition and of all other circumstances, which bear upon the risk of nonpayment. Absent a written request for such information by the Guarantor to First Party, Guarantor hereby waives its right, if any, to require, and First Party is relieved of any obligation or duty to disclose to Guarantor any information which First Party may now or hereafter acquire concerning such condition or circumstances.

33.3.10	Termination

The Guarantor obligation under this Guaranty shall continue in full force and effect until First Party Obligations are fully paid, performed and discharged and Corporation gives the Guarantor written notice of that fact. First Party Obligations shall not be considered fully paid, performed and discharged unless and until all payments by First Party to Corporation are no longer subject to any right on the part of any person whomsoever; including but not limited to Corporation, or any trustee or receiver in bankruptcy, to set aside such payments or seek to recoup the amount of such payments, or any part thereof. The foregoing shall include, by way of example and not by way of limitation, all rights to recover preferences voidable under the provisions of law, established herein. In the event that any such payments by First Party to Corporation are set aside after the making thereof, in whole or in part, or settled without litigation, to the extent of such settlement, all of which is within First Party discretion, Guarantor shall be liable for the full amount First Party is required to repay plus costs, interest, attorneys’ fees and any and all expenses which Corporation paid or incurred in connection therewith.

33.3.11	Successors and Assigns

This Guaranty shall be binding upon the successors and assigns of the Guarantor and shall inure to the benefit of Corporation successors and assigns.

33.3.12	Modifications

This Guaranty cannot be modified orally. No modification of this Guaranty shall be effective for any purpose unless it is in writing and executed by an officer of Corporation authorized to do so. All prior agreements, understandings, representations and negotiations; if any, are merged into this Guaranty.

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SCHEDULE I

SITE IDENTIFICATION, PLAN, MAPS AND PHOTOS OF SITE

Site définitif
Piste site
Limite préfecture
Routes
Routes principales
Pistes
Localités
Nom des Communes
Noms villages riverains/comité pilotage
Localisation de l'emprise géographique du projet
1 0 1 2 Kilomètres
N
Zones non définies
Itsandra-Hamanvou
Hamanvou
Oichili Yamboini
Mbadani
SITE de Ndadjileni Itsounzou
Isahari
Djoumoichongo
Oichili Yadjou
Oichili-Dimani
Bangaani
Moroni
Dimani
Bambao Yadjou
Moroni-Bambao
Bambao Ya Mboini
Bambao Ya Hari
Cratère du Karthala
Mbeni
Mitsamiouli
Mbambani
Hahaya
Bouni
Djomani
Itsikoudi
Hambou
Ntsaoueni
Koimbani
Sadani
Dzahadjou
Chomoni
Chamro
Samba Madi
Reheman
Mbeudé
Fomboudzivouni
Mitsangadjou
Midjindze
Idjoidrandjo
Madjoma
Vanambouani
Batsa
Bahani
Hantsambou
Maoueni
Mironta
Bangalani
Iconi
Mbachilé
Serehini
Ndrouani
Dagoni
Mboudadjou
Moindzaza Mboini
Moindzaza Djumbe
Selea
Nyoumadzaha
Source: PNUD - Cartographie des Communes 2012 + Relevés terrain
Fond de carte : IGN Topo 1/50 000
Conc & Mise en page : C. KEDOWIDE,
Edition: Novembre 2012

Map 1: Location of the site Ndadji Leni-Itzoundsou

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Photos: Rugged Terrain and landscape of the site Ndadjilani Itsoundzou

Photos: Soil definitions and landscape of the site Ndadjilani-Itsoundzou

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Photos: vegetation on the site of Ndadjileni-Itsoundzou

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Map 2: Site Map (defined) of Ndadjileni-Itzounsou

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SCHEDULE II

Specificities and Issues of Interest concerning the Site

The socio-demographic characteristics:

Site
Villages riverains impliqués dans le projet
Localités et populations
141 - 2500 hbts
2500 - 5000 hbts
5000 - 20000 hbts
20000 - 55000 hbts
Nom des communes
Zones non définies
Hahaya
Mbaleni
Milevani
Mbambani
Diboini
Bouenindi
Hamanvou
Bibavou
Mbangani
Oussivo
Kouhani
Dzahani
Itsinkoudi
Oichili Yamboini
Hambou
Sima
Mtsamdou
Hasendje
Vanadjou
Mhandani
Mbadani
Vanamboini
Vounambadani
Batsa
Dzahadjou
SITE de Ndadjileni Itsounzou
Koimbani
Irohé
Sadani
Boueni
Sada
Isahari
Zivandani
Bahani
Sima
Samba Nkouni
Djoumoichongo
Ntsoudjini
Ouellah
Hantsambou
Dzahani II
Isahari
Bandamadji
Samba Mbodoni
Dimadjou
Itsandra
Maoueni
Mirontsi
Salimani
Dzahadjou
Chomoni
Chamro
Oichili Yadjou
Samba Madi
Sidjou
Rehemani
Ntsoralé
Mboudé
Mirereni
Maoueni
Foumboudzivouni
Bangaani
Moroni
Tsidjé
Mvouni
Mavingouni
Idjinkoundzi
Mtsangadjou
Midjindze
Idjoidrandja
Madjoma
Dimani
Bambao Yadjou
M'Dé
M'Kazi
Iconi
Vouvouni
Boueni
Mbachilé
Séréhini
Ndrouani
Daoeni
Dzahani
Bambao Ya Hari
Cratère du Karthala
Moindzaza Mbouani
Mboudadjou
Moinndzaza Djumbe
Selea
Bambao Ya Mboini
Nyoumadzaha
2 0 2 4 Kilomètres
Source: PNUD - Cartographie des Communes 2012 + Relevés terrain
Fond de carte : IGN Topo 1/50 000
Conc & Mise en page : C. KEDOWIDE,
Edition: Novembre 2012
43°15' 43°18' 43°21' 43°24' 43°27'
11°30' 11°33' 11°36' 11°39' 11°42' 11°45' 11°48'

Map 3: Cities and demography in the project's zone of influence

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There are no villages or dwellings within the vicinity of the site. At present, human demographics within or in the site's immediate space environment is non-existent, but issues regarding demographics throughout its area of influence or the geographical influence can be addressed concerning waste management in the Ndadjileni site.

This influence has been studied and well defined by the administrative bodies of the prefectures of Moroni-Bambao, Itsandra-Hamanvou, Oichili-Dimani. Table 1 shows population metrics by prefecture depicting that with high population growth, an overproduction of waste is generated which will necessitate an even more pressing need to find an ecologically sustainable management solution for same.

Map 3 refers to all of the population (and density) of municipalities, spread over the spatial extent of the encompassing prefectures/localities. The most populated localities that are in the project's zone of influence are Koimbani, Batsa, ntsoudjini, Itsandra, salimani, Tsidjè and Moroni. When one considers that the entire space of the island could use the site, it can be noted on (Map 3) that the most populated cities to provide more waste after Moroni would be Iconi, M'Dé, Ounkazi and Mvouni, amongst other distant Areas.

The site granted to BioCrude Technologies, Inc. by the Governmental Authorities of the Autonomous Island of Grande Comore was donated by owners of private land

Le domaine identifié ici appartient à des propriétaires terrains privés ressortissant des villages riverains. Ainsi, pour le cas de Ndadjileni, ce refus de la population sur l’occupation du site semble ne pas pouvoir se poser (en vertu de la maxime populaire « pas dans ma cour ») puisque qu’il a été concédé par la population elle-même (les propriétaires) au Gouvernement. Un acte de donation a été établi (voir annexe) et il s’avère urgent qu’il soit finalisé, que le site soit sécurisé foncièrement selon les lois comoriennes.

Physical and biophysical conditions

Parameters	Summer austral	Winter austral
Periods	November - April	May - October
Average Temperature	24°C - 28°C	23°C - 27°C
Wind	Wind Monsoon N/NW	Wind SE
Rainfall	Important	Minimal
Humidity	High	Low

Tableau 1: Climatic Characteristics in Comoros

(Source: General Planning Commission)

Comoros belongs to the humid tropical zone under oceanic influence characterized by two main seasons: a hot rainy season covered by the northwest monsoon from November to April and a cool dry season dominated by trade winds from the southeast from May to October. During the year, the daily temperature variations are low. During the austral summer, they vary between 24 and 28°C and in winter between 23 and 27°C. This is because the sea, unlike the continent, enacts a slow inertia temperature control role on the coast.

Rainfall is one of the most important parameters of the Comoros climate and also the essential factor of the hydrological regime of the region. This parameter is very variable in time and in space. With an abundant rainfall, the average annual rainfall varies between 1,400 and 5,900 mm (dependent upon surface characteristics exposure and altitude) and is concentrated within a few months of the year. Three areas in the Comoros stand out in particular we notice the contrasts between rainfall, front and down winds, and depending on altitude:

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-	Southwest of “Karthala”, an average rainfall of 3,000 mm in the wet season and 2,600 mm in the dry season;

-	The southeast, an average rainfall of 1,100 mm in the wet season and 250 mm in the dry season;

-	On the heights of “La Grille” (North Island), an average rainfall of 1 900 mm in the wet season and 700 mm in the dry season.

The annual average humidity is around 85%, plus or minus 5%.

The prevailing winds in the area blow from the north and northwest, i.e. from the coast to the interior, with a force of up to 26 meters/second. The time of year where winds are the strongest lasts from November to April.

It is important to describe the meteorological factors in the zone of interest. These factors strongly affect the dispersion of pollutants in the atmosphere. The lack of wind promotes pollution; wind direction determines the directional propagation of same. The atmospheric stability is related to the vertical gradient of the temperature and the high humidity and precipitation result in dilution of these particles (pollutants) within the soil.

Geology and regional circumstances (volcano-tectonic)

The island of Grande Comore is practically covered, for the most part, with volcanic material, namely Quaternary (Map 2). They are made in all of compacted rock or by blackish gray or gray iron vacuoles, or basalts. The most characteristic formations are cast slag and slabs, thin layers of volcanic projections and adventitious cone projections. This is the case of the massif of “La Grille” and the Massif of “Karthala”. The massive of “Mbadjini” (Miocene), located in extreme south, as well as the terrain are highly altered via weathering conditions into ferrallitic and clay soils.

The massif of “La Grille” in the north is connected to “Kartala” by the plateau of “Diboini” with an average altitude of 500-600m (and at some points with altitudes of 1,087m). It is marked by the presence of a dome (top) surrounded by a multitude number of smaller cones.

All volcanic flows coming from the slopes of “Karthala”, “La Grille” and adventitious volcanoes submerged to form small coastal plains. These small coastal plains, which stretch for approximately two kilometers at the south of Moroni, have basalt formations. These basalts, most probably developed on top of coral reefs. In the east, at the slopes of “Karthala”, the coastal plain formations extend and plunge almost directly into the sea and are approximately a few hundred meters wide.

Lithographic analysis of casts, cut within deep bored holes/wells, consistently show repetitive, well defined layered successions, from top to bottom, with the following characteristics:

➢	Basalt pebble floors marking an ancient topographic surface,

➢	highly permeable and highly porous surface slag castings,
➢	Compacted, cracked, or less permeable and less porous than the slag basalts.

It should also be noted that almost all of Grande Comore is affected by a double fracture system in the Nord -West / South-East and North-South directions. Around the “Kartala” area, there is a multitude number of rotationally symmetrical fault zones, with, most probably, the source being from calderas (volcanic craters), which are oriented in North-North West and South-South East directions.

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Map 4: Volcano and well locations on the island of Njazidja

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Map 5: Volcano tectonic locations of the Ndadjileni-Itsoundzou site

Located in the plateau of “Diboini” (Map 4), the site area is marked by the presence of numerous volcanic cones and flows from “Karthala”, “La Grille” and adventitious volcanoes. The area is practically all covered with volcanic materials consisting of quaternary, blackish or iron gray vacuoles, basalts and solid rock. The most characteristic formations are cast slag, volcanic ash (pozzolan) and the adventitious cone projections. It can also be noted that the alignment of volcanic cones reveal that the area is affected by a double fracture system, one in the North-West/South-East direction and the other North-South direction.

Nota Bene : BioCrude Technologies, Inc. accepts the Ndadjileni- Itsoundzou site, as proposed by the Governmental Authorities of the Autonomous Island of Grande Comore, conditional on BioCrude’s verification (by its own experts) of the potential dangers that exist on the site, due to and the presence of a double fracture system within the tectonic plates and induced volcanic activity that could affect the existence and sustainability of the Municipal Solid Waste to Energy complex in the future within the site. If BioCrude’s experts detect a potential danger for the complex in the future because of the aforesaid, the Governmental Authorities of the Autonomous Island of Grande Comore will submit a new site for the development and construction of the Municipal Solid Waste to Energy complex and its annexes, within 90 days, following BioCrude’s notice to same.

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Permeability

The extreme permeability of volcanic deposits is due to the cracking of lava, the presence of tunnels and caves within the deposits, and layers of slag covering the lava flows. This highly permeable nature of volcanic deposits facilitates saltwater intrusion.

The saltwater infiltration rate is determined by several factors: distance to the sea, the permeability of the aquifers; rainfall (filling of the aquifer), the existence of preferential groundwater flow.

The site area has a large permeability.

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The hydrological situation

Hydrographie temporaire et localisation des Puits sur l'île de la Grande Comore
Sites de décharge
Rivières temporaires
Puits et profondeur
6.7m - 30 m
28m - 60m
60 m- 90m
Limite préfecture
Code Puits
Profondeur (m)
Salinité (mg/l)
Débit(m3/h)
2 0 2 4 Kilomètres
N
Puits ONU27 53 m 1780 mg/l 50 m3/h
Puits ONU08 43.2 m 2100 mg/l 30 m3/h
Puits ONU43 70 m 1500 mg/l 16 m3/h
Puits ONU26 50 m 3000 mg/l
Puits ONU23 40.8 m 1700 mg/l 76 m3/h
Puits ONU28 62.5 m 890 mg/l 40 m3/h
Puits ONU33 73 m 2800 mg/l 15 m3/h
Puits F1F2 90 m 1500 mg/l 30 m3/h
Puits ONU40 76 m 1000 mg/l 50 m3/h
Puits ONU12 6.7 m 2600 mg/l 40 m3/h
Puits ONU19 21 m 1350 mg/l 34 m3/h
Puits ONU41 61 m 2000 mg/l 40 m3/h
Puits TP1 35.7 m 450 mg/l 70 m3/h
Puits TP5 42 m 450 mg/l 60 m3/h
Puits ONU04 28 m 270 mg/l 360 m3/h
Puits ONU35 48.3 m 410 mg/l 70 m3/h
Puits ONU37 49.7 m 850 mg/l 67 m3/h
Puits ONU09 32.7 m 850 mg/l 40 m3/h
Puits ONU38 48.9 m 2125 mg/l
Puits ONU39 72 m 1500 mg/l 30 m3/h
Puits ONU03 26.2 m 1550 mg/l 40 m3/h
Puits ONU44 57.1 m 450 mg/l 40 m3/h
Puits ONU17 13.5 m 240 mg/l 10 m3/h
Puits ONU15 12.9 m 1600 mg/l 20 m3/h
Puits ONU42 56.8 m 2500 mg/l
Puits ONU10 35.6 m 780 mg/l 40 m3/h
Memboi Mboini
Oueillah
Bangoi Kouni
Ndroudé
Mitsamiouli-Mboudé
Chamlé
Ntsaoueni
Hamahamet-Mboinkou
Hahaya
Itsandra-Hamavou
Oichili-Dimani
Site de Ndadjileni
Koimbani
Ntsangadjou
Mdé
Moroni-Bambao
Vouvouni
Karthala
Idjani
Seléa
Mitsoudjé
Zikaledjou
Makorani
Mbadjini Ouest
Mbadjini Est
Foumbouni
Malé
Ouroveni
Chindini
Site d'Ifoundihè
Sima Mboini
Source données Puits: DCTD/PNUD 1987
Fond de carte : IGN Topo 1/50 000
Conc & Mise en page : C. KEDOWIDE,
Edition: Novembre 2012

Map 6: Hydrography and location of wells

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Despite the importance of rainfall in Grande Comore, there are no permanent rivers. The rains hardly produce runoff, they seep into the lava and slag castings. It is during the rainy seasons that temporary streams originate. It should be noted (Map 5) that the steep slopes of “Karthala” in the Southeast, is the only region where there is a real temporary water system that somewhat develops due to altered low permeability areas, preventing infiltration and causing surface runoff. Similarly, on the southwest slopes, with very heavy rainfall, there are only few thalwegs with irregular flows. There, the heavy rains cause runoff for hours, despite the high permeability layers. There are no surface water resources outside of rainfall.

Map 7: Topography and hydrographic situation around the site of Ndadjileni-Itzounsou

However, it should be noted that the site is located on a low base belonging to the “Dibouani” watershed (Map 7 & Map 8) and surrounded on both sides by small hills. Despite the very significant infiltration due to the high permeability of the volcanic base, discharged water, more particularly, surface and leachate waters must be captured.

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Groundwater deposits are totally influenced by the land characteristics that distinguish three hydrogeological areas:

➢	The old “Badjini” in the South has weathered basalt formations where they formed clay ferralitic soils and recent lava flows from the slopes of “Karthala” overlap the said formations. In the rainy season, the area is rich in mineral sources. In this area, the clay layers protect aquifers from seawater infiltration.

➢	The coastal region from the rest of the island is formed by most recent lava flows is highly permeable and contains exploitable aquifers. This deep base of groundwater flows primarily to the sea by these underwater navigation sources (aquifers).

➢	The higher parts of the island where groundwater exists are not well known and/or studied.

Observable phenomena from the surface show that on most of the island, basalts/land formations are highly permeable and that the filling of the deep aquifers is widespread in the island except in “Badjini” and that of the largest part of the South East region of “Karthala”. In addition, we can note from the the volcanic-tectonic map:

➢	fractures along the spine of the island, North South to North of “Karthala” and South East towards “Badjini”,

➢	Radial fractures around massives of “Karthala” and “La Grille”.

The combination of these fractures, emphasized by the adventitious volcanic cones and their role in the movement of groundwater is unknown.

Referring to the wells drilled to supply the water needs of Moroni and the International Airport of Hahaya, as well as the PNUD project wells (Map 5), the amount of gathered information helps us to understand the phenomena involved in the dynamism of groundwater network flow without piezo-metric maps.

By taking advantage of the permeability and porosity of recent volcanic rocks, groundwater (Map 5) becomes a mise- en-cause from the infiltration of rainwater. Fresh lava is very permeable and displays an interactive semi fluid base with certain characteristics and features, in relation to sea tides, which are as follows:

➢	The hydraulic gradient is very low. The laterally extensive blanket of lava is almost horizontal. The depth of the well to reach the sheet layer of lava is almost equal with the altitude of the slope,
➢	Changes in sea levels, with an amplitude of around 2 meters, affects the internal characteristics of the sheet lava.

The values obtained for the transmissivity (assuming the storage coefficient equal to 0.1) are very high, 1 to 50 m² (good alluvial aquifers have a transmissivity of 1 to 5.10² m² / s).

The hydrogeological characteristics of the island of Grande Comore make the currently exploited aquifers become strongly influenced by marine lifts. According to data from the literature on wells and experimental analysis, half of the resource points are salt water, beyond the generally accepted standards of potability. All available data show saline water with conductivities greater than 1100 μS/cm (with few rare exceptions).

The Ndadjileni site is located on the upper parts of the island where the conditions of groundwater existence are still not well understood. However, geological and tectonic characteristics of the area (permeable fresh lava, double fracture developments, rapid infiltration of rainwater), reveal the existence of a deep base sheet layer which flows to the sea.

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Soil conditions

The soil classification has been modeled by the origin of volcanic substratum and tectonic activity. Thus, according to the age of the volcanic substratum, two main classifications of soils can be transformed by the effects of local relief:

➢	Ferrallitic soils related to an ancient pedogenesis of ancient basaltic soils.

➢	Andosols from recent lava flows consist of alternations of slag and volcanic ash. Depending on the degree of their development, they are more or less thick, but generally limited in depth by the emergent or slightly altered rock. They are characterized by a porosity of up to 90%, a high organic content and high permeability unlike lateritic soils. These soils predominate in the Grande Comore.

On the site of Ndadjileni, observable phenomena is evident from the surface since same has andosols from recent lava flows consisting of mostly slag alternations of volcanic ash (cinerites), which are fine, relatively permeable and pozzolan. Depending on the degree of their development, they are more or less thick, but generally limited in depth by the emergent or slightly altered rock. They are characterized by a porosity of up to 90%, a high organic content and high permeability. The results of studies show that the soil type is based on the substantial thickness of layers of lava and their transmissivity is between 0.3 m² / s and 0.01 m² / s.

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SCHEDULE III

[Description of the Site]

▪	The Ndadjiléni-Itsoundzou site site is located northwest of Chamadani which culminates at an altitude around 950m. It belongs to the prefecture Itsandra-Hamanvou and is under the administration of the municipality of Mbadani. Its border towns are Hamanvou, Isahara, Oichili-Yadjou, Oichili-Yamboini.

▪	The site is accessible by a dirt track fitted with an average width of 10m and a distance of 1.5km from the National Road RN4.

▪	There is a lack of housing in the perimeter and the nearest neighboring villages are at a minimum distance of 3.5 km. There are five main sparsely populated coastal villages that are in the same western side of the island, which are: Bangabani, Vanadjou, Mabadani, Dzahadjou, Bahani. The steering committee involved in the identification and the granting of the site for the construction of waste treatment complex is composed of members from the five villages.

▪	the Ndadjileni Itsounzou-site is:

-	3.5 km from the village of Bahani
-	4.5 km from the village Dzahadjou
-	5 km from the village of Mhandani
-	4.5 km from the village of Vanadjou
-	6 km from the village of Bangabani

▪	The geographic site location on the map (see Map 1) allows one to observe two other villages as close as those mentioned above. These are the villages of Irohè and Boueni, located 3.5 km and 3.8 km from the site, respectively. These two villages belong to the municipality of Yadjou Oichili-administered by the prefecture-Oichili Dimani, and are on the eastern side of the island.

▪	The Distance from Moroni, going via Ntsoudjini to the point of intersection between the access road to the site and the National RN4, measures 12.5 km.

For the transfer of waste accumulated in Moroni to the site (hosting the proposed MSW to Energy complex), dump trucks will pass through the towns of Itsandra to Bandamadji, Dzahari II Ouellah and Sima

Topography and terrain

Following volcanic activities which have occurred during several periods of time, the island of Grande Comore is entirely made up of volcanic and coral rocks. This volcanic rock gives the terrain its very rugged topography with two mountain ranges (Map 8): the “Karthala”, summit rises to 2,361 m and “La Grille”, in the northern part of the island, summit rises to 1,087 m. Both are connected by the “neck of Dibwani”, a massive continuum pathway with an altitude of about 500 m. The Mbadjini plateau in the south is the oldest part of the island.

The relief is less marked by erosion activity, except at “Badjini”. Furthermore, it is characterized by the presence of numerous cones and/or basalts.

The Ndadjileni site belongs to the “Diboini” plateau where the terrain is relatively flat compared to the rest of the island. It is manifested by a mild or moderate slope towards the sea, with a well-marked valley and small hills. It is at an altitude of about 750 m.

On the macroscopic scale (photo 1, Map 2), the site is characterized by very rugged terrain with certain points rising to over 780m in altitude and bases stemming around 720 m. Encompassing an area of 13 hectares, the Ndadjileni site hosts a pit, giving the appearance of a sloping terrain from the southeast towards the northeast, with an area of approximately 3.5 ha.

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Carte 8 : Topographie et relief de l’île de la Grande Comore

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Nota Bene: The Governorate of the Autonomous Island of Grande Comore is responsible for providing access to the site (about 1.5 km) from the main roadway. The access path from the main roadway to the site will be covered with asphalt / pavement in order to allow heavy vehicles to easily and safely navigate through the pathway to the site. The work must be executed using internationally recognized standards (materials and construction) by the Governorate of the Autonomous Island of Grande Comore and at its own expense.

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SCHEDULE IV

MSW SUPPLY AREA

DEFINITION OF “First Party SUPPLY AREA”

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SCHEDULE V

LAND LICENSE AGREEMENT

DEFINITION OF “LICENSE AGREEMENT”

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LAND LICENSE AGREEMENT

THIS LICENSE AGREEMENT is made and effective the __th day of December, 2016.

AGREEMENT REFERENCE:	BIOCRUDE/MCMUC/MSW-LLC/CA/2016/1

TRANSACTION CODE:	BCT/MCMUC/MORONI/COMORES/1

CONTRACT GENERATION:	01

FIRST PARTY:	Gouvernorat de l’Île Autonome de la Grande Comore, a Statutory Body constituted under Comorian Law, (hereinafter referred to as “MCMUC”, which expression shall, unless repugnant to the context or meaning thereof, mean and include its successors and assigns) and having its office at Route de Moroni- Itsandra, Moroni, Autonomous Island of Grande Comore, Union of the Comoros, duly represented by the Governor, The Honourable Mr. HASSANI Hamadi, by virtue of resolution ad hoc;

Commissariat à l’Environnement, à l’Urbanisme, au Développement Durable et à l’Énergie, à l’Emploi, à l’Entreprenariat et à la Solidarité, a Statutory Body constituted under Comorian Law, (which expression shall, unless repugnant to the context or meaning thereof, mean and include its successors and assigns) and having its office at Route de Moroni- Itsandra, Moroni, Autonomous Island of Grande Comore, Union of the Comoros, duly represented by the Commissioner, Mr. Mohamed Abdou MLANAO, by virtue of resolution ad hoc;

Commissariat à la Sécurité intérieure, à la Fonction Publique, à l’Administration des Collectivités Territoriales Décentralisées, à la Réforme Administrative, chargé de l’Information, a Statutory Body constituted under Comorian Law, (which expression shall, unless repugnant to the context or meaning thereof, mean and include its successors and assigns) and having its office at Route de Moroni- Itsandra, Moroni, Autonomous Island of Grande Comore, Union of the Comoros, duly represented by the Commissioner, Ms. Maissara Adam MONDOHA, by virtue of resolution ad hoc;

Commissariat aux Finances, au Budget, à l’Economie, au Commerce Intérieur, à l’Industrie, au Plan, chargé de la promotion des Investissments, a Statutory Body constituted under Comorian Law, (which expression shall, unless repugnant to the context or meaning thereof, mean and include its successors and assigns) and having its office at Route de Moroni- Itsandra, Moroni, Autonomous Island of Grande Comore, Union of the Comoros, duly represented by the Commissioner, Mr. Said Ahamada YOUSSOUF, by virtue of resolution ad hoc;

Ville de Moroni, a Statutory Body constituted under Comorian Law, (which expression shall, unless repugnant to the context or meaning thereof, mean and include its successors and assigns) and having its office at Route de Moroni- Itsandra, Moroni, Autonomous Island of Grande Comore, Union of the Comoros, duly represented by the Mayor, Mr. Moustapha Chamssoudine DADA, by virtue of resolution ad hoc;

Hereinafter collectively called the “Licensor”,

AND

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SECOND PARTY:	BIOCRUDE TECHNOLOGIES, INC, a Corporation duly organized under the laws of Canada (hereinafter called “Corporation”) having its principle office at 1255 Phillips Square, Suite 605, Montreal, Quebec, Canada H3B 3G5, herein duly represented by the Chairman and CEO, Mr. John MOUKAS, by virtue of corporate resolution ad hoc;

Hereinafter collectively called the “Licensee”.

WHEREAS	The parties, following discussions, desire to enforce amendments discussed and reflected within these presences and agree to sign these concession agreements as amended. Following the signature of these presences, these amended concession agreements will replace agreements the concession agreements signed on the 11th of January 2016 and will become lawful and binding on the parties, present and future;

WHEREAS	The Municipal Corporation of Moroni is desirous of improving its municipal solid waste management and disposal capabilities in order to enable the due discharge of its functions, and for that purpose has approved the establishment of an integrated waste processing plant by the Licensee at Moroni Plant Site (“Project”). In order to implement the Project the Licensor has entered into a Concession agreement (“Concession Agreement” – (MSW-Land Lease-Supply of Treated Effluent)), on the same date as this Agreement, under which it has authorized the Licensee to implement the Project.

WHEREAS	The Municipal Corporation of Moroni, in order to enable the due implementation of the Project and to discharge its obligations under the Concession Agreement is hereby providing the Licensee, by way of this License agreement (“this Agreement” or “Land Concession”), the Demised Premises (as defined below) for the purposes of implementing the Project and constructing, operating and maintaining the integrated waste processing plant on the Demised Premises, on the terms and conditions and subject to the covenants and stipulations hereinafter contained.

NOW THIS INDENTURE OF LICENSE WITNESSETH AS FOLLOWS:

1.	This Agreement shall be co-terminus with the Concession Agreement and is to be read, for any interpretation, together with the provisions of the Concession Agreement.

2.	The capitalized terms that are used but not defined in this Agreement shall have the same meaning as given to them in the Concession Agreement.

3.	The term of this agreement is for a time period of Thirty (30) years ,commencing from the Effective Date and will also include an option of an additional thirty (30) years thereafter, at the same terms and conditions of the first thirty (30) years as provided herein, tacitly renewed (Licensee’s discretion).

4.	In consideration of the Licensee undertaking to implement the Project in accordance with the provisions and stipulations of the Concession Agreement(s) and undertaking to pay the License rental as stipulated in clause 6 below; and with regards to the obligations of the Licensor to supply land to the Licensee with a total surface area of about twenty five (25) acres, such as specified in article 3 of the Concession Agreement, the Licensor, by these presences, makes a commitment to grant/assign to the Licensee, land in accordance to the following requirements: Area - approximately twenty five (25) acres; location – close proximity to the municipality of Moroni (maximum 30 km from the peripheral) with motorable access to same and access to the electrical interconnection point (grid network) at the border of the site (land). If the “Demised Site” has not been identified as of the signature of these presences, the Licensor shall, no later than thirty (30) days, following these signature presences, shall identify same and furnish full legal (cadastral) description of the selected environmentally compliant Demised Site, unencumbered with rights, charges, encroachments and servitudes, with full and free right of way and passage, amongst other rights in relation hereto, for the duration of the term of the lease, and renewal option thereto.

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5.	If Demised Site has been identified by Licensor, particulars of same shall be inserted below, and Licensor (Assignor) shall also submit to Licensee (within fourteen (14) of these presences), a notarized and registered Deed of Assignment of the Demised Premises to Licensee (Assignee) as per the terms, conditions and stipulations of the Aforesaid Concession Agreement (more specifically, “this Agreement” or “Land Concession”), with the following Declarations, Caveats, Assertions and Lawful Designations, and shall form an integral part of these presences:

PARCEL OF LAND (LEGAL DESCRIPTION)

(Cadastral Maps attached as an integral part of these presences)

Lot known and designated upon the Plan and Book of Reference of the Official Cadastre for the Parish of (to follow), Registration Division of (to follow) (Moroni, Autonomous Island of Grande Comore, Union of the Comoros), as being the following:

➢	Cadastre: (to follow)

➢	Lot number(s): (to follow)

➢	Subdivision number(s): (to follow).

➢	Area of each Lot/Subdivision: belongs to the prefecture Itsandra-Hamanvou and is under the administration of the municipality of Mbadani

➢	The cadastral dimensions of the said lot are as shown on the attached plan: 13 Ha

ZONING AND BUILDING BY-LAWS

➢	Zoning: Industrial (Light/heavy, encompassing treatment of all types of waste (Municipal Solid Waste, Tires, Toxic, Industrial, Medical, etc.…) as well as Energy procurement (Renewable via Biomass, Fossil fuel, and Hydro based)

➢	Building & Zoning By-Laws: Submitted proposal (Detailed project Report) in compliance, as acknowledged by the Governmental Authorities of the Autonomous Island of Grande Comore (First Party)

➢	Declaration: said parcel of land is environmentally compliant, complies to Governmental Health Bye-laws, and is not affected by any reserve for public purposes

➢	Boundaries: Refer to Schedule I, Map 2

➢	Encroachment(s): None

➢	Servitudes (Published, Apparent, etc.…): None

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TITLE

The “Lessor” has Clear title to the aforesaid parcel of land, which it has assigned, via its undersigned Administrative Body, to “Lessee” by virtue of a de facto, irrefutable and non-retractable Land Lease Concession Agreement, and has a de facto right to transact (assign/lease) same with Lessee, in compliance to the Powers granted to same (the administering Body of Lessor, via Constitution (stipulations) and/or Resolution, in conformity to terms, conditions and caveats, as stipulated therein.

WARRANTIES

The “Lessor” expressly warrants that it has lawful title to the Demised Premises (Legal description defined hereinabove) and that same is free and clear of all liens, charges, privileges, encumbrances, servitudes, claims and other security interests. The foregoing warranties shall survive “Lessee” inspection, acceptance, use and/or subsequent dispossession or transfer of same, respecting the norms, conformities and stipulations inherent within the realms of the aforesaid engaged Concession Agreements, without any restrictions whatsoever. The “Lessor” shall compensate, indemnify and hold Lessee harmless from and against any and all damages, including incidental and consequential damages, claims, liabilities and expenses (including court costs and attorneys’ fees) arising out of or relating to or resulting in any way from a breach of any warranty herein, whether express or implied, or from any act or omission of the “Lessor”, and/or its administrative body (any and all employees, encompassing any and all divisions of the “Lessor”).

6.	In consideration of the transfer of the Demised Premises under this Agreement, the Licensor shall, after the Effective Date of the Concession Agreement has been achieved, receive a rent of $1.00 US (1.00 US Dollar only) per twenty five (25) acres per annum, for thirty (30) years, payable on or before the 10th day of the first calendar month in each year. The Licensee has the option to prepay the whole rental for the term, and renewal option thereof, in advance for such period of time as the Licensee may deem fit. The Licensor undertakes and assures the Licensee that the License rental for the Demised Premises shall remain fixed for the entire period that this Agreement remains valid and binding as well as the renewal option.

7.	The Demised Premises are being vested with the Licensee, under this Agreement, free from any Encumbrances, whether legal or physical in nature. At any time during the term of this Agreement, if the Licensee discovers any Encumbrances upon or under the Demised Premises which materially and/or adversely affect the rights in relation to the Demised Premises, it shall notify the Licensor, which shall, within twenty one (21) days from the receipt of the notice, either remove or cause to be removed such encumbrances at its own cost. In the event that the Licensor fails to remove such encumbrances within twenty one (21) days from the notice thereof, the Licensee may remove or cause to be removed such encumbrance and the costs and expenses or consequential liabilities incurred in respect thereof shall be reimbursed to the Licensee by the Licensor.

8.	The Demised Premises are being vested with the Licensee, under this Agreement, only for the purposes of the Project, which include the purposes of developing, establishing, designing, constructing, operating the maintaining the proposed Municipal Solid Waste to Energy Plant, which the Licensor is desirous of having constructed, operated and maintained on the Demised Premises for the purposes of enabling the processing (treatment) of the Municipal Solid Waste in Moroni, Grande Comore, in accordance with the terms and conditions of the Concession Agreement(s).

Furthermore, the Licensee expressly and unconditionally agrees and undertakes to the Licensor that it shall, under no circumstances, construct or allow to be constructed or cause to be constructed in the Demised Premises, by itself or by its representatives/workers/agents/contractors or any other person claiming under him, to construct any residential units or dwellings and same shall not be construed or interpreted as forming part of the Project facilities, directly or indirectly. The Licensor hereby authorizes and consents to the receipt of consignments of Municipal Waste, the storage and processing of Municipal Waste and the resulting Residual Inert Matter, and/or Sludge, as well as to the receipt and storage of any waste (including Rejected Waste) that may have been received by the Licensee, in any consignment of Municipal Solid Waste for the essence of the Licensee’s proposed on-going concern, as per the stipulations of this (these) Concession Agreement(s).

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9.	The Licensor hereby authorizes the Licensee, to construct, erect, and own, operate and maintain any infrastructure, superstructure, facility or any movable or immovable structures constituting the Plant (including each of the Project Facilities) on the Demised Premises and for that purpose, also remove, renovate, use or demolish any structures that may be existing on the Demised Premises as of the date of this Agreement. The Licensor hereby agrees and acknowledges that it shall not own or have any rights to any superstructure, facility or any moveable or immovable structures constituting the Plant that are constructed or erected or placed on the Demised Premises and further that the same shall be owned by the Licensee. The Licensor hereby agrees that the construction, operation and maintenance of the Plant at the Demised Premises and the receipt, storage and processing of Municipal Waste at the Demised Premises is being undertaken pursuant to the Concession Agreement(s) granted by it and for the purposes of enabling the Licensor to discharge its functions of managing, processing and disposing Municipal Waste.

10.	The Licensee shall have the right to, without requiring any prior permission from the Licensor in this regard, transfer for use, assign or otherwise encumber the Demised Premises and any or all of its rights and interest in relation thereto or to otherwise create a security interest in favour of the Lenders over the Demised Premises for the purposes of enabling financing of the Project. Provided, however, the Licensor shall be informed as to the creation of any Encumbrance in favour of the Lenders in the Demised Premises, within a period of thirty (30) days from the date such Encumbrance comes into existence.

11.	The Licensee shall have the right to, without requiring any prior permission of the Licensor, vest with the Lenders, the power to take over the control, possession and all rights and interests in relation to the Demised Premises by appointing a person to replace the Licensee and undertake the construction, operation and maintenance of the Plant upon the occurrence of an event of default by the Licensee, as the case may be, under any of the Financing Agreements. The Licensor shall novate this Agreement in favour of the substitute entity and shall constitute an agreement between the substitute entity and the Licensor on the terms and conditions of this Agreement as existing at the time of such novation. The Licensor hereby agrees that the dues payable to the Lenders shall have priority over any amount payable to the Licensor under this Agreement.

12.	The Licensor hereby authorizes the Licensee to create any Encumbrance over the Demised Premises and this Agreement in favor of the Lenders for enabling financing of the construction, operation and maintenance of the Project. The Licensor agrees that it shall provide such undertakings as may be reasonably required by the Lenders to enable financing of the Project and creation of the Encumbrance required by the Lenders. Without prejudice to the terms of this Agreement, the Licensor shall be governed by the terms of any agreement that the Lenders may have entered into with the Licensor in respect of the Encumbrance over the Demised Premises and this Agreement, created in favour of the Lenders.

13.	The Licensor hereby covenants and assures the Licensee that:

a)	all the land comprising the Site is of non-agricultural status and is permitted and duly authorized and earmarked for purposes of establishment, construction, operation and maintenance of the Plant and the Project Facilities, and that it shall obtain (grant) any additional Applicable Approvals that may be required for the development, construction, operation and maintenance of the Project Facilities;

b)	the Site is free from any encroachment or Encumbrances whatsoever and is not subject to any acquisition or other legal proceedings by any authority, body or government nor is any claim of any third party subsisting in respect thereof or relating thereto;

c)	Licensor is the Lease Holder of the lands constituting the Demised Premises and it shall, in that capacity, defend or satisfy all actions or claims against the use of the Demised Premises for the Project;

d)	it shall not demand or in any manner claim or seek to recover the rent prior to the Effective Date of the Concession Agreement or increase the rent due and payable by the Licensee under the provisions of this Agreement

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e)	it shall not interfere the or impede in any manner or otherwise limit, restrict or impose any conditions or restrictions on the complete, free and full enjoyment and use of the Demised Premises and all rights in relation thereto, including the creation of security, interest in the Demised Premises its favour of the Lenders;

f)	it shall not interfere in or impede in any manner or otherwise limit, restrict or impose conditions in relation:

i.	to the construction, operation and maintenance of the Plant;

ii.	the implementation of the Project by the Licensee and

iii.	the possession, control and use, by the Licensee of the Demised Premises and the Plant;

g)	it shall enter into appropriate further documentation or additional writings as the Licensee or the Lenders may reasonably require to give effect to the provisions of this Agreement and the Financing Agreements;

h)	there are no litigation, claim, demand or any proceedings (whether administrative, legal or quasi-judicial) pending before any authority in respect of the Demised Premises or its use for the purposes of managing, processing and disposing MSW; and

i)	Licensee shall have complete, lawful and uninterrupted, possession, control and use of the Demised Premises.

14.	The Licensee hereby covenants with the Licensor as follows:

a)	that it shall implement the Project in accordance with the Concession Agreement(s); and

b)	that it shall observe and perform all terms, covenants, conditions and stipulations of this Agreement.

15.	Licensor has full lawful title, possession and control of all the lands constituting the Site and has the requisite right and authority to License the same to Licensee for the term and renewal option for the purposes of the Project on the terms and conditions of this Agreement. Furthermore, the Licensee shall have full, free and uninterrupted peaceful vacant possession, enjoyment / occupation and use of the Demised Premises throughout the term and renewal option, without any obstruction interference or disturbance or claim whatsoever from the Licensor or from any person claiming through under or in trust for Licensor or from any third person whomsoever. Licensor shall keep Licensee fully indemnified and harmless against any claims or demands from any Person claiming right, title or interest to or in the Demised Premises or any part thereof or challenging the validity of the usage of the Demised Premises for the Project or challenging the validity of this Agreement, as also against any actions, proceedings, damages, losses and expenses caused to Licensee as a result or in consequence of any such claims or demands as aforesaid.

16.	Subject to clause 11 above, no assignment of this Agreement or any rights or duties hereunder shall be made in whole or in part by any Party without the written consent of the other Party and in the event of any assignment the assignee shall assume the duties and liabilities of the assignor.

It is hereby specifically agreed that the Licensee shall, in the event of forming a limited company either as subsidiary company or jointly along with any other company or otherwise, be at liberty to assign and transfer the Plant, the Demised Premises and this Agreement or the rights and benefits hereof or duties hereunder to such newly formed limited company or in favour of such subsidiary company or a Joint Venture Consortium of the Licensee or any of its Holding company for the time being..

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The Licensor hereby agrees that the Licensee shall not require any prior approval of the Licensor for creating any Encumbrance, right, title, or interest over the Demised Premises and the Project Facilities and the other assets of the Project, in favour of the Lenders.

Licensor confirms that the Financing Documents may include suitable rights in favour of the lenders for taking over the Demised Premises and the Plant for management or for sale, in enforcement of their security upon the happening of an event of default thereunder on the part of the Licensee, provided however, the Demised Premises shall not be subject to sale.

17.	The Licensor hereby assures and represents to the Licensee that the vesting of the Demised Premises under this Agreement shall be irrevocable for as long as the Concession Agreement remains in force and the Licensor shall not terminate or seek to terminate this Agreement except upon the expiry or early termination of the Concession Agreement. The Parties hereby agree that on the expiry or termination of the Concession Agreement, the Demised Premises shall be handed back to the Licensor in accordance with the provisions of the Concession Agreement and that this Agreement shall terminate only on the handing over of the Plant and the Site to the Licensor in accordance with the terms of the Concession Agreement.

18.	The Licensor, during the term of the License, shall have a right at its option to appoint and nominate its representative as a Director on the Board of the Licensee (“Licensor’s Nominee Director”). The said Licensor’s Nominee Director shall not be required to hold any qualification shares, if any required, and shall not be considered while computing the Directors eligible for retirement by rotation.

19.	The Licensee also agrees that the demised Premises shall be used only for the purposes as defined in this License Agreement and any deviation there from without the prior written permission of the Licensor shall be deemed to be a breach of this License Agreement.

20.	Any dispute appearing between the parties, with regard to the terms of this agreement, will be resolved by the appeal through arbitration and led by a group of three (3) arbitrators, two arbitrators appointed by each of the parties and the third appointed by both arbitrators so chosen. The arbitration forum will be in France, in particular in the city of Paris. Any disputes will be definitively cut according to the Regulation of arbitration of the international Chamber of Commerce. The costs bound with the arbitration will be equally chargeable to both parties. Every party will however meet the expenses of his/her own arbitrator. The parties can however ask with the court to be paid off their expenses of arbitration.

It must be mentioned for the purposes of the arbitration and the general understanding of this agreement, that the English version of this agreement will any time be the one which will prevail for any question of interpretation. The Grande Comore, Union of the Comoros version of the present agreement is a faithful translation of the whole agreement, this for purposes comprehension and of ease of reading, considering the official language of the country Autonomous Island of Grande Comore. Both versions of the agreement will be signed at the same time by the parties and will have the same strength as for the contents of the agreement and all the capacities. In case of dispute or of precise questions of interpretation, only the English version will be used.

21.	The licenser hereby recognized that this is a commercial act being undertaken by the Licensor and that it hereby unconditionally and irrevocably waives any right of immunity sovereignty or otherwise and that it recognized that if any procedure must be instituted against him or its assets, with regard to this agreement or to any transaction concerned by this agreement, any immunity, sovereignty or otherwise within the framework of all such procedure, execution or legal procedure by ensuing, should be called by or on his behalf or towards some asset.

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SCHEDULE VI

TREATED SEWAGE/EFFLUENT SUPPLY AGREEMENT

DEFINITION OF “SUPPLY OF TREATED SEWAGE/EFFLUENT AGREEMENT

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TREATED SEWAGE/EFFLUENT SUPPLY AGREEMENT

THIS AGREEMENT is made and effective the __th day of December, 2016.

AGREEMENT REFERENCE:	BIOCRUDE/MCMUC/MSW-LLC/CA/2016/1

TRANSACTION CODE:	BCT/MCMUC/MORONI/COMORES/1

CONTRACT GENERATION:	01

FIRST PARTY:	Gouvernorat de l’Île Autonome de la Grande Comore, a Statutory Body constituted under Comorian Law, (hereinafter referred to as “MCMUC”, which expression shall, unless repugnant to the context or meaning thereof, mean and include its successors and assigns) and having its office at Route de Moroni- Itsandra, Moroni, Autonomous Island of Grande Comore, Union of the Comoros, duly represented by the Governor, The Honourable Mr. HASSANI Hamadi, by virtue of resolution ad hoc;

Commissariat à l’Environnement, à l’Urbanisme, au Développement Durable et à l’Énergie, à l’Emploi, à l’Entreprenariat et à la Solidarité, a Statutory Body constituted under Comorian Law, (which expression shall, unless repugnant to the context or meaning thereof, mean and include its successors and assigns) and having its office at Route de Moroni- Itsandra, Moroni, Autonomous Island of Grande Comore, Union of the Comoros, duly represented by the Commissioner, Mr. Mohamed Abdou MLANAO, by virtue of resolution ad hoc;

Commissariat à la Sécurité intérieure, à la Fonction Publique, à l’Administration des Collectivités Territoriales Décentralisées, à la Réforme Administrative, chargé de l’Information, a Statutory Body constituted under Comorian Law, (which expression shall, unless repugnant to the context or meaning thereof, mean and include its successors and assigns) and having its office at Route de Moroni- Itsandra, Moroni, Autonomous Island of Grande Comore, Union of the Comoros, duly represented by the Commissioner, Ms. Maissara Adam MONDOHA, by virtue of resolution ad hoc;

Commissariat aux Finances, au Budget, à l’Economie, au Commerce Intérieur, à l’Industrie, au Plan, chargé de la promotion des Investissments, a Statutory Body constituted under Comorian Law, (which expression shall, unless repugnant to the context or meaning thereof, mean and include its successors and assigns) and having its office at Route de Moroni- Itsandra, Moroni, Autonomous Island of Grande Comore, Union of the Comoros, duly represented by the Commissioner, Mr. Said Ahamada YOUSSOUF, by virtue of resolution ad hoc;

Ville de Moroni, a Statutory Body constituted under Comorian Law, (which expression shall, unless repugnant to the context or meaning thereof, mean and include its successors and assigns) and having its office at Route de Moroni- Itsandra, Moroni, Autonomous Island of Grande Comore, Union of the Comoros, duly represented by the Mayor, Mr. Moustapha Chamssoudine DADA, by virtue of resolution ad hoc;

Hereinafter collectively called the “STP”;

AND

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SECOND PARTY:	BIOCRUDE TECHNOLOGIES, INC, a Corporation duly organized under the laws of Canada (hereinafter called “Corporation”) having its principle office at 1255 Phillips Square, Suite 605, Montreal, Quebec, Canada H3B 3G5, herein duly represented by the Chairman and CEO, Mr. John MOUKAS, by virtue of corporate resolution ad hoc.

WHEREAS	The parties, following discussions, desire to enforce amendments discussed and reflected within these presences and agree to sign these concession agreements as amended. Following the signature of these presences, these amended concession agreements will replace agreements the concession agreements signed on the 11th of January 2016 and will become lawful and binding on the parties, present and future;

WHEREAS	STP and Corporation are hereinafter referred to individually as the “Party” and collectively as the “Parties”;

WHEREAS	STP has the jurisdiction to collect, store, treat and dispose sewage and sludge generated within the city and for that purpose it operates one of its Sewage Treatment Plant (“STP”);

WHEREAS	Corporation has received from the municipality and the municipal/National Power Corporation to develop, operate and maintain an Integrated MSW-Energy Management and Disposal facility in Moroni, Autonomous Island of Grande Comore;

WHEREAS	Corporation shall, as part of the Plant, develop, operate and maintain a Refuse Derived Fuel (RDF) Plant, a Biomethanation Plant, a Composting Plant and a Power Plant that would be requiring a certain quantity of Treated Sewage/Effluent to be used for cooling of the Power Plant, amongst other purposes;

WHEREAS	STP has agreed to provide Treated Sewage/Effluent to Corporation, to enable Corporation in meeting the process water-requirements of the Plant.

NOW THEREFORE, THIS AGREEMENT WITNESSETH AND IT IS HEREBY AGREED BY AND BETWEEN THE PARTIES AS FOLLOWS:

1.	DEFINITIONS & INTERPRETATION

1.1	Definitions;

In this Agreement, unless repugnant to the context or inconsistent therewith, the following words, phrases and expressions shall bear the meaning hereinafter respectively assigned to them:

“Agreement” means this agreement between Corporation and STP, including its Schedules and Annexures and includes any amendments made hereto in accordance with the provisions hereof.

“Concession Agreement” means Agreement executed between First Party and Corporation, by which the Concession has been granted to Corporation by First Party including their Schedules and Annexures and includes any amendments made hereto wherein First Party has granted all the rights to Corporation with respect to developing, implementing, constructing, operating and maintaining the Project for the management, and processing of the Municipal Solid Waste generated from within the MSW Supply Area, subject to all the terms, conditions, covenants and obligations of the Concession Agreement.

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“Date of Commissioning” or “COD” means the date notified by Corporation as the date on which the Plant is ready to commence commercial operations after successfully completing the testing.

“Date of Mechanical Completion” means, in relation to the Plant, the date to be notified by Corporation, on which, and the construction of the Plant is expected to be completed with all equipment and be ready for testing and commissioning.

“Effective Date” means the date on which this Agreement is formally signed.

“Interconnection Point” means the point on the Treated Sewage/Effluent Channel from where the Treated Effluent from the Sewage Treatment Plant (STP) will be taken by Corporation, which point shall be identified and notified by Corporation to STP in accordance with the provisions of clause 3.

“Fee” means the amount payable by Corporation to STP under clause 5(b) for the supply of the Treated Sewage/Effluent, in accordance with the Terms of this Agreement.

“Force Majeure Event” means any event which prevents or delays the performance of the obligations under this Agreement in whole or in part by either Party by reason of public agitation, civil disturbance, riots, war, hostilities, acts of public enemies, civil commotion, sabotage, fire, flood, earthquake, epidemics, explosion, strikes, lock-outs, acts of God, acts on orders of Government/authorities, rules and regulations or delay/abandonment due to order of the Court and/or any other cause beyond the reasonable control of the Party affected.

“Plant” means the integrated waste management and processing facility to be designed, constructed, operated and maintained by Corporation in accordance with the terms and provisions of the Concession Agreement.

“Project” means the project for enabling the processing of Municipal Waste and for that purpose to designing, development, financing, construction, operation and maintenance of the Plant under and in accordance with the terms and provisions of the Concession Agreement and this Agreement.

“Treated Sewage/Effluent” means the treated liquid residue derived from the Sewage treatment process of the Sewage Treatment Plant that is capable of re-use for purpose other than human consumption.

“Treated Sewage/Effluent Channel” means the open drain owned and controlled by the STP, that originates from the STP and which is used to drain the Treated Sewage/Effluent from the STP to the point of disposal.

“Residual Treated Sewage/Effluent” means the residue coming out of the plant, that is capable of either discharge into natural water bodies or re-use for purposes other than human consumption.

“Sewage Treatment Plant” or “STP” means facility located in Moroni, Autonomous Island of Grande Comore, which is owned, operated and maintained by the STP, which is described in greater detail in Annex II.

“Site” means the land where the MSW to Energy plant (project) is located.

“Term” means the time period of Thirty (30) years commencing from the Effective Date and will also include an option of an additional thirty (30) years thereafter, at the same terms and conditions of the first thirty (30) years, as provided herein.

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All other capitalized words and expressions, that are used but not defined in this Agreement, will carry the meaning assigned to them under the Concession Agreement(s).

2.	SEWAGE TREATMENT PLANT

i.	The STP has constructed and is presently operating and maintaining the Sewage Treatment Plant. The Sewage Treatment Plant generates Treated Sewage/Effluent as a by-product of the process of treatment of Sewage. The Treated Sewage / Effluent produced at the STP is drained out of the STP through the Treated Sewage /Effluent Channel; STP, in consideration of the Fee, hereby vests Corporation with the right to off-take up to six million litres per day (6,000,000 L/D) of Treated Sewage /Effluent from the Treated Sewage/Effluent Channel in accordance with the provisions of this Agreement, and use the same at the Plant.

ii.	STP hereby agrees that Corporation shall identify the Interconnection Point on the Treated Sewage/Effluent Channel and necessary arrangements for interconnection shall be made by Corporation to enable adequate flow of the Treated Sewage/Effluent from the Treated Sewage/Effluent Channel to the Plant. STP further agrees and undertakes that it shall ensure supply of enough Treated Sewage/Effluent in the Treated Sewage/Effluent Channel that will enable Corporation to off-take up to six million litres per day (6,000,000 L/D) Treated Sewage/Effluent till the end of the Term. Corporation hereby undertakes that it shall off-take only up to ten million litres per day (10,000,000 L/D) of Treated Sewage/Effluent from the Treated Sewage/Effluent Channel. It is envisaged pumping may be required to enable Corporation to off-take desired quantity of Treated Sewage/Effluent. The pumping arrangements whatsoever required, would have to be arranged by STP at its own cost and expense. However STP agrees to provide sufficient infrastructure to Corporation within its STP site for setting up such pumping facilities. Such infrastructure would include desired space (land) and power connection with a sub-meter and any other facilitation required by STP for making arrangement for pumping of Treated Sewage/Effluent from the Treated Sewage/Effluent Channel to the Plant or to the Tankers, as the case may be. STP would also assist Corporation.

iii.	Corporation is to provide the right of way, free of cost, to STP from the boundary of the Plant to the Interconnection Point for the purposes of inspection of the pipeline and taking samples.

3.	OFFTAKE OF TREATED SEWAGE/EFFLUENT PRIOR TO COD

STP hereby agrees that, prior to the COD, Corporation shall have the right to off-take Treated Sewage/Effluent from the Treated Sewage/Effluent Channel free of cost for the purposes of testing the Interconnection Point or testing any operations at the Plant up to six million litres per day (6,000,000 L/D) (±10%) of Treated Sewage/Effluent.

4.	DELIVERY OF TREATED SEWAGE/EFFLUENT AFTER THE COD

i.	STP hereby agrees that, in consideration of the payment of the Fee, Corporation shall after the COD, have the right to off-take, in an uninterrupted manner, up to six million litres per day (6,000,000 L/D) of Treated Sewage/Effluent from the Treated Sewage/Effluent Channel. The quality and quantity of Treated Sewage/Effluent being off-taken by Corporation will be measured by a metering system that will be established at the Interconnection Point. Corporation shall monitor the quantity of the Treated Sewage/Effluent and submit a monthly report to the STP. Corporation shall submit such monthly reports by 10th of every month.

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ii.	Corporation shall pay STP a monthly fee at a rate based on ML (million litres) of Treated Sewage/Effluent off-taken by it (“Fee”). Corporation shall make the payment of the Fee in accordance with clause 5 below. The present rate for supply of Treated Sewage/Effluent is 0.0000001 USD per kilolitre (kL).

5.	PAYMENT TERMS

Corporation will make direct payment to STP on 10th day of every month during entire Term of the agreement by cheque or draft or transfer to the designated account of STP after the monitoring report certified by the auditor.

6.	RESIDUAL TREATED SEWAGE/EFFLUENT

Corporation shall use or dispose the Residual Treated Sewage/Effluent in accordance with Applicable Law and shall have the right to use, dispose the Residual Treated Sewage/Effluent generated by the Plant. It is farther agreed that Corporation shall have the right to use the Residual Treated Sewage/Effluent in any of the processes of the Plant. If Corporation so desires; it can dispose of the Residual Treated Sewage/Effluent back to the Treated Sewage/Effluent Channel of STP, provided the Residual Treated Sewage/Effluent meets applicable discharge norms as per Environment regulations.

7.	FORCE MAJEURE

Any event lying beyond the reasonable control of a Party and not brought about at the instance of the Party claiming to be affected by such event (“Affected Party”) which the Affected Party could not prevent or overcome despite having exercised due care and diligence and which results in a Material Adverse Effect shall constitute a Force Majeure Event. Such events include any or all of Non-Political Event, Indirect Political Event and/or Political Event as defined below, provided they fulfill the requirements stated in the preceding sentence, shall include, but not be limited to the following:

a)	earthquake, flood, inundation and landslide;

b)	storm, tempest, hurricane, cyclone, lightning, thunder or other extreme atmosphere disturbances;

c)	fire caused by reasons not attributable to the Affected Party or its management;

d)	acts of terrorism;

e)	strikes, labour disruptions or any other industrial disturbances not arising on account of the acts or omissions of the Affected Party;

f)	break down of the Plant or any part thereof;

g)	action of a Government Agency having Material Adverse Effect including by not limited to:

i.	acts of expropriation, compulsory acquisition or takeover by any Government Agency of the Project / Project Facilities or any part thereof or of Corporation’s rights in relation to the Project;

ii.	any judgment or order of a court of competent jurisdiction made against Corporation or any contractor appointed by Corporation for the purposes of the Project, in any proceedings which is non-collusive and duly prosecuted by Corporation.

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iii.	any unlawful, unauthorized or without jurisdiction refusal to issue or to renew or the revocation of any Applicable Approvals, in each case, for reasons other than Corporation’s or any of its contractor’s breach or failure in complying with the, Applicable Laws, Applicable Approvals, any judgment or order of a Governmental Agency or of any contract by which Corporation or its contractor as the case may be is bound

War, hostilities (whether declared or not) invasion act of foreign enemy, rebellion, riots, weapon conflict or military actions, civil war, ionizing radiation, contamination by radioactivity, any nuclear waste, radioactive toxic explosion, and volcanic eruptions, amongst other reasons.

8.	ARBITRATION

i.	If any dispute, difference or question, whatsoever, shall arise between the parties arising out of or in connection with this Agreement (“Dispute”), the Parties hereto shall use their best efforts to settle such Dispute amicably by mutual negotiations. Should agreement not be reached in respect therewith within a period of fourteen days from the notice by a Party of such Dispute, either Party may, by giving to the other a notice in writing of the existence of such question, dispute or difference, refer the matter for Arbitration in accordance with clause 6.ii below.

ii.	Any dispute which is not settled in accordance with clause 6.i above, will be referred to arbitration to a single referee appointed by consent of the parties and if the parties cannot agree on the choice of a unique arbitrator within seven (7) days of the date of the notice for arbitration by either party in accordance with clause 6.i above, arbitration will be then led by a panel of three arbitrators, one appointed by each party and the third arbitrator being appointed by the two arbitrators appointed by the parties. The arbitration award issued by the single arbitrator or panel of arbitrators, as the case may be, shall be final and impose on the parties. Any such arbitration will take place and shall be subject to international provisions on the arbitrage. Parties will support equally the costs of arbitration proceedings and any fee payable to the arbitrator (s) will be supported in equal unless otherwise decided by the arbitral sentence. Forum for arbitration will be that of the Ontario, Canada.

9.	NOTICES

Unless otherwise stated, notices to be given under this Agreement shall be in writing and shall be given by hand delivery/ recognized international courier, mail, telex or facsimile and delivered or transmitted to the Parties at their respective addresses set forth below:

If to Corporation:

BIOCRUDE TECHNOLOGIES, INC.

1255 Phillips Square, Suite 605

Montreal, Québec, Canada H3B 3G5

(Attn: Mr. John Moukas; Chairman/CEO)

Tel: (877) 878-1268

Fax: (877) 778-1568

Email: jmoukas@biocrudetech.com

Website: http://www.biocrudetech.com

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If to STP:

Name, Address, Tel. & Fax of First Party:

Gouvernorat de l’Île Autonome de la Grande Comore

Route de Moroni- Itsandra

Moroni, Île Autonome de la Grande Comore, Union des Comores

(Attn: The Honourable HASSANI Hamadi, Governor and/or

Mr. Mohamed Abdou MLANAO, Commissaire à l’Environnement, à l’Urbanisme, au

Développement Durable et à l’Énergie, à l’Emploi, à l’Entreprenariat et à la Solidarité and/or Mr.

Moustapha Chamssoudine DADA, Mayor of Moroni )

Tel: +269 773 13 64; +269 773 84 77; +269 764 44 77

Fax:

Email: sgg.ngazidja@gmail.com

Website: http://www.gouvernorat-ngazidja.com

Or at such address, telex number, or facsimile number as may be duly notified by the respective Parties from time to time and shall be deemed to have been made or delivered:

a)	in the case of any communication made by letter, when delivered by hand, by recognized international courier or by mail (registered, return receipt requested) at that address, and

b)	in the case of any communication made by telex or facsimile, when transmitted properly addressed to such telex number or facsimile number.

10.	TERM & TERMINATION

The term of this agreement is for a time period of Thirty (30) years ,commencing from the Effective Date and will also include an option of an additional thirty (30) years thereafter, at the same terms and conditions of the first thirty (30) years as provided herein, tacitly renewed (Corporation’s discretion).

11.	MISCELLANEOUS

i.	The Parties hereby represent to the other that this Agreement has been duly executed in accordance with the applicable law, regulations and bye-laws governing them and that it is valid, binding and legally enforceable against them.

ii.	STP hereby recognizes that this is a commercial transaction being undertaken by STP

iii.	Subject always to the applicable laws, no delay in exercising or omission to exercise any right, power or remedy accruing to a Party under this Agreement or any other agreement or document entered into between the Parties pursuant to this Agreement, shall impair any such right, power or remedy or shall be construed to be a waiver thereof.

iv.	No modification, alteration or amendment of this Agreement shall be valid unless signed by both Parties.

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ANNEX A

SITE PLAN & MAPS OF SITE

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ANNEX B

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SCHEDULE VII:

TIPPING FEE ESCALATING INDEX

Year from COD*	USD/MT of MSW	Year from COD*	USD/MT of MSW	Year from COD*	USD/MT of MSW
1	35.00	11	56.00	21	95.50
2	37.50	12	59.50	22	100.50
3	39.00	13	63.00	23	105.00
4	41.50	14	66.50	24	110.00
5	43.00	15	70.00	25	115.00
6	44.50	16	74.00	26	120.00
7	46.00	17	78.00	27	126.00
8	47.50	18	82.00	28	132.00
9	50.00	19	86.50	29	138.00
10	53.00	20	91.00	30	145.00

*Year commencement as of COD (Date of Commissioning) of projecting, time equals start)

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SCHEDULE VIII

APPLICABLE APPROVALS

The table below gives the name and status of all the Statutory and Non-Statutory Clearances involved in this project.

Statutory Clearances
Authorization of Pollution Control	Commissariat à l’Environnement, à l’Urbanisme, au Développement Durable et à l’Énergie, à l’Emploi, à l’Entreprenariat et à la Solidarité
Pollution Clearance from the Ministère de la Production, de l’Environnement, de l’Énergie, de l’Industrie et de l’Artisanat de l’Union des Comores and Consent to Establish and Operate Plant	Commissariat à l’Environnement, à l’Urbanisme, au Développement Durable et à l’Énergie, à l’Emploi, à l’Entreprenariat et à la Solidarité
Civil Aviation Clearance for Stack Height	Commissariat à l’Environnement, à l’Urbanisme, au Développement Durable et à l’Énergie, à l’Emploi, à l’Entreprenariat et à la Solidarité
Municipal board for treated sewage	Commissariat à l’Environnement, à l’Urbanisme, au Développement Durable et à l’Énergie, à l’Emploi, à l’Entreprenariat et à la Solidarité & le Gestion de l’Eau et de l’Électricité aux Comores (MA-MWE)
Town & Country Planning Clearance	Commissariat à l’Environnement, à l’Urbanisme, au Développement Durable et à l’Énergie, à l’Emploi, à l’Entreprenariat et à la Solidarité
Host Country Approval for CDM under Kyoto protocol	Commissariat à l’Environnement, à l’Urbanisme, au Développement Durable et à l’Énergie, à l’Emploi, à l’Entreprenariat et à la Solidarité
Non-Statutory Clearances
Construction power	le Gestion de l’Eau et de l’Électricité aux Comores (MA-MWE)
Power Purchase Agreement (PPA)	Commissariat à l’Environnement, à l’Urbanisme, au Développement Durable et à l’Énergie, à l’Emploi, à l’Entreprenariat et à la Solidarité & le Gestion de l’Eau et de l’Électricité aux Comores (MA-MWE)
Power evacuation arrangements	Commissariat à l’Environnement, à l’Urbanisme, au Développement Durable et à l’Énergie, à l’Emploi, à l’Entreprenariat et à la Solidarité & le Gestion de l’Eau et de l’Électricité aux Comores (MA-MWE)

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SCHEDULE IX

REPRESENTATION AND WARRANTIES

Representation and Warranties of First Party

First Party hereby represents, assures, confirms and undertakes to Corporation as follows:

a)	That it is duly incorporated under the laws of Autonomous Island of Grande Comore and has the power to conduct its business as presently conducted and to enter into this Agreement;

b)	That it has full power, capacity and authority to execute, deliver and perform this Agreement and has taken all necessary sanctions and approvals and followed all the procedure required to authorize the execution, delivery and performance of this Agreement;

c)	Nothing in this Agreement conflicts with its constitutional authority, mandate, or any law or any other agreement, understanding or arrangement or any judgment, decree or order or any statute, rule or regulation applicable to it;

d)	All approvals and permissions as are necessary for the execution of this Agreement will be approved and issued to Corporation and all the required procedure for the due execution of this Agreement have been adhered to and further that this Agreement will be valid, legal and binding against it under Law.

Representation and Warranties of Corporation

Corporation hereby represents, assures, confirms and undertakes to First Party as follows:

a)	That it is duly incorporated under the laws of the United States of America and in Canada (Canadian Division) and has the power to conduct its business as presently conducted and to enter into this Agreement;

b)	That it has full power, capacity and authority to execute, deliver and perform this Agreement and has taken all necessary sanctions and approvals (corporate, statutory or otherwise) to authorize the execution, delivery and performance of this Agreement;

c)	Nothing in this Agreement conflicts with its Memorandum and Articles of Association or any other agreement, understanding or arrangement or any judgment, decree or order or any statute, rule or regulation applicable to it;

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SCHEDULE X:

SUBSTITUTION RIGHTS OF THE LENDERS

1.	Substitution of the Corporation

a)	Subject to the terms of this Agreement, upon occurrence of a Corporation Event of Default under this Agreement, the Lenders shall, have the right to seek substitution of the Corporation by a Selectee for the residual period of this Agreement, for the purposes of securing the payments of the Total Debt Amount from the Corporation and performing the obligations of the Corporation, in accordance with the provisions of this Schedule.

b)	The Lenders may seek to exercise right of substitution by an amendment or novation of this Agreement and other Project Documents executed between the First Party and the Corporation in favour of the Selectee, the First Party and the Corporation shall cooperate with the Lenders to carry out such substitution.

2.	First Party’s Notice of Default

The First Party (i.e. the First Party who serves the Preliminary Default Notice on the Corporation as per this Agreement) shall, simultaneously also issue a copy of the same to the Lenders.

3.	Substitution Notice

In the event of failure of the Corporation to rectify the Event of Default giving rise to Preliminary Default Notice, the lenders, upon receipt of a written advice from the First Party confirming such failure, either on their own or through its representative (“the Lenders’ Representative”) shall be entitled to notify the First Party and the Corporation of the intention of the Lenders to substitute the Corporation by the Selectee for the residual period of this Agreement (the “Substitution Notice”).

4.	Interim operation of Project

a)	On receipt of a Substitution Notice, no further action shall be taken by any Party to terminate this Agreement, except under and in accordance with the terms of this Schedule X of this Agreement.

b)	On issue of a Substitution Notice, the Lenders shall have the right to request the First Party to enter upon and takeover the Project for the interim and till the substitution of the Selectee is complete and to otherwise take all such steps as are necessary for the continued operation and maintenance of the Project, including levy, collection and appropriation of payments thereunder, subject to, the servicing of monies owed in respect of the Total Debt Amount as per the Financing Agreements and the Corporation shall completely cooperate in any such takeover of the Project by the First Party. If the First Party, at their sole and exclusive discretion agree to enter upon and takeover the Project, till substitution of the Selectee in accordance with this Agreement, the First Party shall be compensated for rendering such services in accordance with clause 10.1 herein.

c)	The Lenders and the First Party shall, simultaneously have the right to commence the process of substitution of the Corporation by the Selectee in accordance with these terms and the Corporation hereby irrevocably consents to the same.

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5.	Process of Substitution of Corporation

The Lenders’ Representative may, on delivery of a Substitution Notice notify the First Party and the Corporation on behalf of all the Lenders about the Lenders’ decision to invite and negotiate, at the cost of the Lenders, offers from third parties to act as Selectee, either through private negotiations or public auction and / or a tender process, for the residual period of this Agreement.. Subject to and upon approval of the First Party, such Selectee shall be entitled to receive all the rights of the Corporation and shall undertake all the obligations of the Corporation under this Agreement and other Project Documents executed between the Corporation and the First Party, in accordance with these terms of substitution.

The Lenders and the Corporation shall ensure that, upon the First Party approving the Selectee, the Corporation shall transfer absolutely and irrevocably, the ownership of the Project to such Selectee simultaneously with the amendment or novation of this Agreement other Project Documents executed between the Corporation and the First Party in favour of the Selectee as mentioned in clause.

6.	Modality for Substitution

6.1	Criteria for selection of the Selectee.

The Lenders and/or the Lenders’ Representative shall in addition to any other criteria that they may deem fit and necessary, apply the following criteria in the selection of the Selectee:

a)	if the Corporation is proposed to be substituted during the Construction Period, the Selectee shall possess the technical and financial capability in accordance to the qualifying criteria of the First Party and Lenders, to perform and discharge all the residual duties, obligations and liabilities of the Corporation under this Agreement.

b)	the Selectee shall have the capability and shall unconditionally consent to assume the liability for the payment and discharge of dues, if any, of the Corporation to the First Party under and in accordance with this Agreement and also payment of the Total Debt Amount to the Lenders upon terms and conditions as agreed to between the Selectee and the Lenders;

c)	the Selectee shall have not been in breach of any agreement between the Selectee and any Bank or any Lender or between the Selectee and any of the First Party, involving sums greater than one million US Dollars at any time in the last two (2) years as on the date of the substitution of the Corporation.

d)	any other appropriate criteria, whereby continuity in the performance of the Selectee’s obligations under this Agreement is maintained and the security in favour of the Lenders under the Financing Agreements is preserved.

7.	Modalities

The following modalities shall be applicable to any substitution of the Corporation by the Selectee pursuant to this Agreement:

7.1	The Lenders’ Representative shall on behalf of the Lenders propose to the First Party (the “Proposal”) pursuant to sub-clause 7.2 below, the name of the Selectee for acceptance, seeking:

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a)	grant of all the rights and obligations under this Agreement and the other Project Documents executed between the First Party and the Corporation, to the Selectee (as substitute for the Corporation);

b)	amendment of this Agreement and the other Project Documents executed between the First Party and the Corporation, to the effect that the aforementioned grant to the Selectee, shall be such that the rights and obligations assumed by the Selectee are on the same terms and conditions for the residual period of this Agreement as existed in respect of the Corporation under the original Agreement and the other Project Documents executed between the First Party and the Corporation; and

7.2	The Proposal shall contain the particulars and information in respect of the Selectee the data and information as the First Party may reasonably require.

7.3	The Proposal shall be accompanied by an irrevocable and unconditional undertaking by the Selectee that it shall, upon approval by the First Party of the Proposal:

a)	observe, comply, perform and fulfill the terms, conditions and covenants of this Agreement and all Project Documents executed between Corporation and the First Party or a new power purchase agreement or respective Project Document (in the case of the novation thereof), which according to the terms therein are required to be observed, complied with, performed and fulfilled by the Corporation, as if such Selectee was the Corporation originally named under this Agreement; or the respective Project Document; and

b)	be liable for and shall assume, discharge and pay the Total Debt Amount or then outstanding dues to the Lenders under and in accordance with the Financing Agreements or in any other manner agreed to by the Lenders and the First Party as if such Selectee was the Corporation originally named under such Financing Agreements.

7.4	At any time prior to taking a decision in respect of the Proposal received under clause 7.1, the First Party may require the Lender / Lenders’ Representative to satisfy it as to the eligibility of the Selectee. The decision of the First Party as to acceptance or rejection of the Selectee, shall be made reasonably and when made shall be final, conclusive and binding on the Parties.

7.5	Such decision shall be made by the First Party at their reasonably exercised discretion within seven (7) days of:

a)	the date of receipt of the Proposal by the First Party; or

b)	the date when the last of further and other information and clarifications in respect of any data, particulars or information included in the Proposal requested by the First Party under clause 7.2 above is received; whichever is later.

Notwithstanding anything to the contrary mentioned in this Agreement, the approval of the First Party for the select shall not be withheld in case the Corporation meets the mentioned in clause 6.1.

7.6	Upon approval of the Proposal and the Selectee by the First Party, the Selectee mentioned in the Proposal shall become the Selectee.

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7.7	Following the rejection of a Proposal, the Lenders and/or the Lenders’ Representative shall have the right to submit a fresh Proposal, proposing another Selectee. The provisions of this schedule shall apply mutatis mutandis to such fresh Proposal.

7.8	The substitution of the Corporation by the Selectee shall be deemed to be complete upon the Selectee executing all necessary documents and writings with or in favour of the Corporation, First Party and the Lenders so as to give full effect to the terms and conditions of the substitution, subject to which the Selectee has been accepted by the Lenders and the First Party and upon transfer of ownership and complete possession of the Project by the First Party or the Corporation, as the case may be, to the Selectee. The First Party shall novate all the Project Documents, which they had entered in to with the Corporation in order to make the substitution of the Corporation by the Selectee effective.

7.9	Upon the substitution becoming effective pursuant to sub-clause 7.8 above, all the rights of the Corporation under this Agreement shall cease to exist:

Provided that, nothing contained in this sub-clause shall prejudice any pending/subsisting claims of the Corporation against the First Party or any claim of the First Party against the erstwhile Corporation or the Selectee.

7.10	The Selectee shall, subject to the terms and conditions of the substitution, have a period of ninety (90) days to rectify any breach and / or default of the Corporation subsisting on the date of substitution and required to be rectified and shall incur the liability or consequence on account of any previous breach and / or default of the Corporation.

7.11	The decision of the Lenders and the First Party in the selection of the Selectee shall be final and binding on the Corporation and shall be deemed to have been made with the concurrence of the Corporation. The Corporation expressly waives all rights to object or to challenge such selection and appointment of the Selectee on any ground whatsoever.

7.12	All actions of the Lenders’ Representative hereunder shall be deemed to be on behalf of the Lenders and shall be binding upon them. The Lenders’ Representative shall be authorized to receive payment of compensation and any other payments, including the consideration for transfer, if any, in accordance with the Proposal and the Financing Agreements and shall be bound to give valid discharge on behalf of all the Lenders.

8.	Corporation’s Waiver

8.1	The Corporation irrevocably agrees and consents to any actions of the Lenders, the Lender’s Representative and the First Party or exercise of their rights under and in accordance with these terms.

8.2	The Corporation irrevocably agrees and consents that from the date specified in clause 7.9, it shall cease to have any rights under this Agreement or the Financing Agreements.

8.3	The Corporation warrants and covenants that any agreement entered into by the Corporation, in relation to the Project, shall include a legally enforceable clause providing for automatic novation of such agreement in favour of the Selectee, at the option of the Lenders or the First Party. The Corporation further warrants and covenants that, in respect of any agreements which have already been executed in relation to the Project and which lack a legally enforceable clause providing for automatic novation of such agreement, the First Party shall procure an amendment in the concluded agreement to incorporate such clause.

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9.	Interim Protection

9.1	Appointment of a Receiver

a)	In every case of the Lenders issuing a Substitution Notice and the First Party refusing to take over the Project and the Corporation failing to operate the Project in accordance with clause 4 (c) above and the First Party not electing to act as Receiver as per sub-clause 9.1 (b) hereof, the Lenders may institute protective legal proceedings for appointment of a receiver (the “Receiver”) to maintain, preserve and protect the assets held as security by the Lenders if such right is granted under the terms of the Financing Agreements.

b)	Provided that in event of the First Party refusing to take over the Project and the Corporation failing to operate the Project in accordance with clause 4 (c) above, and if the assets of the Project are, in the opinion of the First Party, necessary and required for the operation and maintenance of the Project, the First Party shall be entitled to elect to act as the Receiver for the purposes of this clause and be entitled to maintain, preserve and protect the said assets by engaging an operator/service provider to act on their behalf and the Lenders and Corporation hereby consent and agree to the same. Upon the First Party so intimating the Corporation and the Lender’s representative their desire to act as Receiver, the Corporation and the Lender’s representative shall co-operate with the First Party to facilitate the same.

c)	Upon appointment of the Court appointed Receiver or the First Party acting as Receiver, all the Receivables received by such Receiver shall be deposited by the Receiver in the bank account jointly designated by the First Party and the Lenders. The Receiver shall be responsible for protecting the assets in receivership and shall render a true and proper account of the receivership to the lenders in accordance with the terms of its appointment.

d)	When acting as a Receiver or operator in accordance with this Article 9 or clause 4 (b), the First Party shall be entitled to be remunerated for such services as may be determined by Central Electricity Regulatory Commission. Furthermore, when acting as a Receiver, the First Party shall not be liable to the Lenders, the Lenders’ Representative, Corporation or any third party for any default under this Agreement, damage or loss to the Power Station or for any other reason whatsoever, except for willful default of the First Party.

10.	Change in the First Party or Lenders

The Parties hereto acknowledge that during the subsistence of this Agreement, it is possible that the First Party may cease to be a party to this Agreement by reason of termination of this Agreement and any Lender may cease to remain as a Lender by reason of repayment of the debt or otherwise. Further it may possible that any Lender may be substituted or a new Lender may be added. In the event of any First Party ceasing to be a party to this Agreement or Financing Agreement respectively, the term and conditions as prescribed in this Schedule shall cease to automatically apply to such First Party or Lender as the case may be. Further, upon any entity being added as a Lender and in the event such entity is given the right to substitute the Corporation under the Financing Agreement and then the contents of this Schedule shall be applicable to the exercise of such right by the said new entity.

Initials: __________	Initials: __________
Strictly Confidential	Property of BioCrude Technologies, Inc.

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MSW, Land & Treated Sewage Effluent Concession Agreements

SCHEDULE XI

INTEGRATED MSW-ENERGY COMPLEX SCHEMATIC

Initials: __________	Initials: __________
Strictly Confidential	Property of BioCrude Technologies, Inc.

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MSW, Land & Treated Sewage Effluent Concession Agreements

SCHEDULE XII

DETAILED PROJECT REPORT ON THE IMPLEMENTATION OF A WASTE TO ENERGY COMPLEX IN

MORONI, AUTONOMOUS ISLAND OF GRANDE COMORE

Refer to:

http://www.biocrudetech.com/portal/index.php?option=com_docman&task=cat_view&gid=178&Itemid=54

Initials: __________	Initials: __________
Strictly Confidential	Property of BioCrude Technologies, Inc.

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